UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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Filed by a Party other than the Registrant	[ ]
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[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12
VIAVI SOLUTIONS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

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[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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VIAVI SOLUTIONS INC.
6001 America Center Drive
6th Floor, San Jose, California 95002
(408) 404-3600
Notice of Annual Meeting of Stockholders
and Proxy Statement
2019 Annual Report

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE
MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND
SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.
PLEASE REFER TO (I) THE INSTRUCTIONS OF THE NOTICE OF INTERNET
AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL, (II) THE
SECTION ENTITLED GENERAL INFORMATION BEGINNING ON PAGE 1 OF THIS
PROXY STATEMENT, OR (III) IF YOU REQUESTED TO RECEIVE PRINTED
PROXY MATERIALS, YOUR ENCLOSED PROXY CARD.

IMPORTANT NOTICE REGARDING THE PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 13, 2019: The notice of annual meeting, proxy statement and the annual report on Form 10-K for the fiscal year ended
June 29, 2019, are available free of charge at the following website:
www.edocumentview.com/VIAV

GO GREEN!
REGISTER ELECTRONICALLY FOR STOCKHOLDER MATERIALS
Viavi Solutions Inc. is pleased to take advantage of the Securities and Exchange Commission (the “SEC”) rules allowing companies to furnish this Proxy Statement and Annual Report over the Internet to our stockholders who hold Common Stock. We believe that this e-proxy process, also known as “Notice and Access” will expedite the receipt of proxy materials by our stockholders, reduce our printing and mailing expenses and reduce the environmental impact of producing the materials required for our annual meeting of stockholders.
You should refer to the “General Information” portion of the following Proxy Statement or contact our Investor Relations hotline at 408-404-6305 for assistance regarding instructions on how to register for and access our Proxy Statement and Annual Report online.

Viavi Solutions Inc. Notice of Annual Meeting of Stockholders
To Be Held on November 13, 2019
October 2, 2019
Dear VIAVI Stockholder:
We cordially invite you to attend the Viavi Solutions Inc. 2019 annual meeting of stockholders (the “Annual Meeting” or “2019 Annual Meeting”), which will be held on November 13, 2019 at 9:00 a.m. Pacific Time at 6001 America Center Drive, 6th Floor, San Jose, California 95002.
This year’s Annual Meeting will consider the following proposals:

1.
To elect the eight nominees named in the proxy statement (the “Proxy Statement”) as directors to serve until the 2020 annual meeting of stockholders (the “2020 Annual Meeting”) and until their respective successors are elected and qualified.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 27, 2020.

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers for the fiscal year ended June 29, 2019, as set forth in the Proxy Statement.

4.	To approve the amendment and restatement of the Company’s Amended and Restated 2003 Equity Incentive Plan.

5.	To consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
These items of business are more fully described in the Proxy Statement which is attached and made a part hereof. Stockholders of record as of the close of business on September 23, 2019 are entitled vote at this year’s Annual Meeting and any adjournment or postponement.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE PROMPTLY. For specific instructions on how to vote your shares please refer to (i) the Notice of Internet Availability of Proxy Materials (the “Notice”) you received in the mail, (ii) the section entitled General Information beginning on page 1 of this Proxy Statement, or (iii) if you requested to receive printed proxy materials, your enclosed Proxy Card. As specified in the Notice you may vote your shares by using the Internet or the telephone. All stockholders may also vote shares by marking, signing, dating and returning the Proxy Card in the enclosed postage-prepaid envelope. If you send in your Proxy Card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.
Sincerely,
Oleg Khaykin
President and Chief Executive Officer

VIAVI SOLUTIONS INC.
6001 America Center Drive
6th Floor, San Jose, California 95002
(408) 404-3600
PROXY STATEMENT
GENERAL INFORMATION
Why am I receiving these proxy materials?
The Board of Directors (the “Board” or “Board of Directors”) of Viavi Solutions Inc., a Delaware corporation (the “Company” or “VIAVI”), is furnishing these proxy materials to you in connection with the Company’s 2019 Annual Meeting. The Annual Meeting will be held on November 13, 2019 at 6001 America Center Drive, 6th Floor, San Jose, California 95002, at 9:00 a.m., Pacific Standard Time. You are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals outlined in this Proxy Statement.
What is the Notice of Internet Availability of Proxy Materials?
Pursuant to rules adopted by the SEC, we have elected to provide stockholders with access to our proxy materials over the Internet. Most of our stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the “Notice of Internet Availability of Proxy Materials” (the “Notice”), which was mailed on or about October 2, 2019 to our stockholders who held Common Stock as of the record date, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials.
How do I obtain electronic access to the proxy materials?
The Notice will provide you with instructions regarding how to:

•	View our proxy materials for the Annual Meeting on the Internet; and

•	Instruct us to send our future proxy materials to you electronically by e-mail.
Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
What if I prefer to receive paper copies of the materials?
If you would prefer to continue receiving paper copies of proxy materials, please mark the “Paper Copies” box on your Proxy Card (or provide this information when you vote telephonically or via the Internet). The Company must provide paper copies via first class mail to any stockholder who, after receiving the Notice, requests a paper copy. Accordingly, even if you do not check the “Paper Copies” box now, you will still have the right to request delivery of a free set of proxy materials upon receipt of any Notice in the future.
Additionally, you may request a paper copy of the materials by (i) calling 1-800-962-4284 or 781-575-3120 for international callers; (ii) sending an e-mail to investorvote@computershare.com; or (iii) logging onto https://www.computershare.com/investor. There is no charge to receive the materials by mail. If requesting material by e-mail, please include the 15 digit “Control Number” (located on the front page of the Notice).
What proposals will be voted on at the Annual Meeting?
The following proposals are scheduled to be voted on at the Annual Meeting:

1.	To elect the eight nominees named in the Proxy Statement as directors to serve until the 2020 Annual Meeting and until their respective successors are elected and qualified.

2.
To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (hereinafter referred to as “independent auditors”) for the fiscal year ending June 27, 2020.

3.	To approve, on an advisory basis, the compensation of our named executive officers for the year ended June 29, 2019, as set forth in the Proxy Statement.

4.	To approve the amendment and restatement of the amended and restated 2003 Equity Incentive Plan.

5.	To consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
What are the recommendations of the Company’s Board of Directors?
The Board recommends that you vote “FOR” each of the proposals presented in this Proxy Statement.
Specifically, the Board recommends you vote:

•	“FOR” the election of the directors,

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending June 27, 2020,

•	“FOR” the approval of the Company’s executive compensation programs, and

•	“FOR” the approval of the amendment and restatement of the Amended and Restated 2003 Equity Incentive Plan.
What is the record date and what does it mean?
The record date for the Annual Meeting is September 23, 2019 (the “Record Date”). The Record Date is established by the Board as required by Delaware law. Holders of shares of the Company’s Common Stock at the close of business on the Record Date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments or postponements thereof.
What shares can I vote?
Each holder of the Company’s common stock, par value $.001 per share (“Common Stock”), is entitled to one vote for each share of Common Stock owned as of the Record Date. At the Record Date, 230,135,110 shares of Common Stock were outstanding.
What is included in the proxy materials?
The proxy materials include this Proxy Statement and our Annual Report on Form 10-K for the year ended June 29, 2019, as filed with the SEC on August 27, 2019 (the “Annual Report”). These materials were first made available to you via the Internet on or about October 2, 2019. Our principal executive offices are located at 6001 America Center Drive, 6th Floor, San Jose, California 95002, and our telephone number is (408) 404-3600. We maintain a website at www.viavisolutions.com. The information on our website is not a part of this Proxy Statement.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with SEC rules, we have elected to furnish our proxy materials, including this Proxy Statement and the Annual Report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about October 2, 2019 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials via the Internet to help reduce the environmental impact of our Annual Meetings.
Can I attend the meeting in person?
You are invited to attend the Annual Meeting if you are a registered stockholder or a Street name stockholder as of September 23, 2019, the Record Date. To attend the Annual Meeting, you must present a form of photo identification acceptable to us, such as a valid driver’s license or passport. If you hold your shares beneficially in Street name, you will need to provide proof of stock ownership as of the Record Date. Please note that since a Street name stockholder is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy.
What if I return a proxy card but do not make specific choices?
When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board of Directors as described on page 2 of this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described under “Can I change my vote or revoke my proxy after submitting my proxy?”

Will there be any other items of business on the agenda?
We do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement; however, the proxy holders (who are the management representatives named on the proxy card) may vote using their discretion with respect to any other matters properly presented for a vote at the meeting.
What is a record holder?
If your shares are registered directly in your name with our transfer agent, Computershare Investor Services (“Computershare”), you are considered a “record holder” of those shares. If you are a record holder, you will receive a Notice on how you may access and review the proxy materials on the Internet.
What is a beneficial owner?
If your shares are held in a stock brokerage account, by a bank, or by another nominee, those shares are registered with Computershare in the “Street name” of the brokerage account, bank, or other nominee, and you are considered the “beneficial owner” of those shares. If you are a beneficial owner, your broker or other nominee will send you a form of voting instructions along with instructions on how to access proxy materials.
As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares by using the voting instruction form included in the mailing or by following the instructions on the voting instruction card for voting via the Internet or telephone.
What constitutes a quorum?
The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote on the Record Date will constitute a quorum permitting the Annual Meeting to conduct its business.
How are abstentions and broker non-votes treated?
Under Delaware law, an abstaining vote and a broker non-vote are counted as present and are included for purposes of determining whether a quorum is present at the Annual Meeting.
Broker non-votes are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting authority with respect to that item and has not received instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held by them as nominee, brokers have the discretion to vote such shares only on routine matters. Where a matter is not considered routine, shares held by your broker will not be voted absent specific instruction from you, which means your shares may go unvoted and not affect the outcome if you do not specify a vote. None of the matters to be voted on at the Annual Meeting are considered routine, except for the ratification of the Company’s independent auditors.
For the purpose of determining whether the stockholders have approved matters, other than the election of directors, abstentions will have the same effect as a vote against the proposal.
What is the voting requirement to approve each of the proposals?
Proposal 1. Each director must be elected by the affirmative vote of a majority of the shares of Common Stock cast with respect to such director by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. This means that the number of votes cast for a director must exceed the number of votes cast against that director, with abstentions and broker non-votes not counted as votes cast as either for or against such director’s election.
Proposal 2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Abstentions and broker non-votes will be counted towards a quorum. As a result, abstentions will have the same effect as votes against the proposal. Brokers will have discretion to vote on this proposal.
Proposal 3. Approval of the non-binding advisory vote on the Company’s executive compensation programs requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Abstentions and broker non-votes will be counted towards a quorum. As a result, abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of this proposal.
Proposal 4. Approval of the amendment and restatement of the Company’s Amended and Restated 2003 Equity Incentive Plan requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Abstentions and broker non-votes will be counted towards a quorum. As a result, abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of this proposal.

All shares of Common Stock represented by valid proxies will be voted in accordance with the instructions contained therein. In the absence of instructions, proxies from holders of Common Stock will be voted in accordance with the recommendations set forth in the Proxy Statement.
How do I vote my shares?
If you are a stockholder of record as of the Record Date, there are four ways to vote:

•	In person. You may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card or the Notice.

•	By Telephone. You may vote by proxy by calling the toll-free number found on the proxy card or the Notice.

•	By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided. If you vote by mail, your proxy card must be received by November 12, 2019.
Please note that the Internet and telephone voting facilities will close at 11:59 p.m. Eastern Standard Time (8:59 p.m. Pacific Standard Time) on November 12, 2019.
If, as of the Record Date, you are a beneficial owner of shares held in Street name, you should have received from your broker, bank, trustee or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a “vote instruction form” sent by the broker, bank, trustee or other nominee. Please follow their instructions carefully. Street name stockholders generally may vote by one of the following methods:

•
In person. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy to you by your broker, bank, trustee, or other nominee.

•	Via the Internet. You may vote by proxy via the Internet by following the instruction form provided to you by your broker, bank, trustee, or other nominee.

•	By Telephone. You may vote by proxy by calling the toll-free number found on the vote instruction form provided to you by your broker, bank, trustee, or other nominee.

•	By Mail. You may vote by proxy by filling out the vote instruction form and returning it in the envelope provided to you by your broker, bank, trustee, or other nominee.
If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor by any of the methods listed below:
Georgeson LLC
1290 Avenue of the Americas
9th Floor
New York, NY 10104
Shareholders, Banks and Brokers Call: 1 (888) 867-6963
Who will tabulate the votes?
A representative of our transfer agent, Computershare will tabulate the votes and act as inspector of election.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements or to allow for the tabulation and/or certification of the vote.
Can I change my vote or revoke my proxy after submitting my proxy?
You may revoke your proxy at any time before the final vote at the Annual Meeting. You may do so by one of the following ways:

•	submitting another proxy card bearing a later date;

•	sending a written notice of revocation to the Company’s Secretary at 6001 America Center Drive, 6th Floor, San Jose, California 95002;

•	submitting new voting instructions via telephone or the Internet; or

•	attending AND voting in person at the Annual Meeting.
For shares you hold beneficially in Street name, you generally may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.
Who is paying for this proxy solicitation?
This solicitation is made by the Company. The Company will bear the cost of soliciting proxies, including preparation, assembly, printing and mailing of the Proxy Statement. If you are a holder of Common Stock and if you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. The Company has retained the services of Georgeson LLC. as its proxy solicitor for this year for a fee of approximately $12,000 plus reasonable out-of-pocket costs and expenses. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, either personally, by telephone, facsimile, or telegram.
How can I find out the voting results?
The Company will announce the preliminary results at the Annual Meeting and publish the final results in a Current Report on Form 8-K within four business days after the Annual Meeting. Stockholders may also find out the final results by calling the Company’s Investor Relations Department at (408) 404-6305.
How do I receive electronic access to proxy materials for the current and future annual meetings?
Stockholders who have previously elected to receive the Proxy Statement and Annual Report over the Internet will be receiving an e-mail on or about October 2, 2019 with information on how to access stockholder information and instructions for voting over the Internet. Stockholders of record may vote via the Internet until 11:59 p.m. Eastern Standard Time, November 12, 2019.
If your shares are registered in the name of a brokerage firm and you have not elected to receive your Proxy Statement and Annual Report over the Internet, you still may be eligible to vote your shares electronically over the Internet. A large number of brokerage firms are participating in the Automatic Data Processing (“ADP”) online program, which provides eligible stockholders who receive a paper copy of this Proxy Statement the opportunity to vote via the Internet. If your brokerage firm is participating in ADP’s program, your proxy card will provide instructions for voting online.
Stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies, which results in cost savings for the Company. If you are a stockholder of record and would like to receive future stockholder materials electronically, you can elect this option by following the instructions provided when you vote your proxy over the Internet at www.investorvote.com/VIAV.
If you chose to view future proxy statements and annual reports over the Internet, you will receive an e-mail notification next year with instructions containing the Internet address of those materials. Your choice to view future proxy statements and annual reports over the Internet will remain in effect until you contact either your broker or the Company to rescind your instructions. You do not have to elect Internet access each year.
If you elected to receive this Proxy Statement electronically over the Internet and would now like to receive a paper copy of this Proxy Statement so that you may submit a paper proxy in lieu of an electronic proxy, you should contact your broker or the Company.
How can I avoid having duplicate copies of the Proxy Statement sent to my household?
Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports, which results in cost savings for the Company. Householding means that only one copy of the Proxy Statement and Annual Report or notice of internet availability of proxy materials will be sent to multiple stockholders who share an address. The Company will promptly deliver a separate copy of either document to any stockholder who contacts the Company’s Investor Relations Department at (408) 404-6305 or 6001 America Center Drive, 6th Floor, San Jose, California 95002, Attention: Investor Relations, requesting such copies. If a stockholder is receiving multiple copies of the Proxy Statement and Annual Report at the stockholder’s household and would like to receive a single copy of those documents for a stockholder’s household in the future, that stockholder should contact their broker, other nominee record holder, or the Company’s Investor Relations Department to request mailing of a single copy of the Proxy Statement and Annual Report.
When are stockholder proposals due for next year’s annual meeting?
In order for stockholder proposals to be considered properly brought before an annual meeting, the stockholder must have given timely notice in writing to the Company’s Secretary at 6001 America Center Drive, 6th Floor, San Jose, California 95002. To be timely for the 2020 Annual Meeting, a stockholder’s notice must be received by the Company at its principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the date of the prior year’s annual meeting; provided, however, that if no meeting was held the prior year, or if the date of the annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days, notice must be received by the Company no later than the 90th day prior to the annual meeting or the 10th day following the public announcement of the meeting date. Therefore, to be timely for the 2020 Annual Meeting, the Secretary must receive the written notice no earlier than August 15, 2020 and no later than September 14, 2020. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the 2020 Annual Meeting: (i) a brief description of the business desired to be brought before the 2020 Annual Meeting and the text of the proposal or business; (ii) the name and record address of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is being made; (iii) a representation that the stockholder is a holder of record of the Company’s stock, is entitled to vote at the meeting and intends to appear in person or by proxy to propose the business specified in the notice; (iv) any material interest of the stockholder or any proposing person in such business; (v) the number of shares owned beneficially and of record by the stockholder or proposing person, including derivative interests, contracts or other agreements related to ownership or rights to vote the Company’s shares and other economic interests in the Company’s securities; and (vi) any other information required pursuant to Section 14 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Our Bylaws specify in greater detail the requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to bring any item before an annual meeting review a copy of our Bylaws, as amended and restated to date, which can be found at www.viavisolutions.com. We will not entertain any proposals at the 2020 Annual Meeting that do not meet the requirements set forth in the Company's Bylaws. Subject to applicable laws and regulations, the Company has discretion over what stockholder proposals will be included in the agenda for the 2020 Annual Meeting and/or in the related proxy materials. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal.
Proposals that a stockholder intends to present at the 2020 Annual Meeting and wishes to be considered for inclusion in the Company’s Proxy Statement for the 2020 Annual Meeting must be received by the Company at its principal executive offices not less than 120 days prior to the anniversary date the Proxy Statement for the Annual Meeting was made available to stockholders. Therefore, for a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for the 2020 Annual Meeting, the Secretary must receive the written proposal no later than June 4, 2020. If we change the date of the 2020 Annual Meeting by more than 30 days from the anniversary of the date of this year’s meeting, then the deadline to submit proposals will be a reasonable time before we begin to print and mail our proxy materials. All such proposals must comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in Company-sponsored proxy materials.
How do I suggest potential candidates for director positions?
Stockholders wishing to recommend candidates for director positions may do so by providing a timely notice in writing to the Company’s Secretary at 6001 America Center Drive, 6th Floor, San Jose, California 95002, providing the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating stockholder’s ownership of Company’s stock not less than 60 days nor more than 90 days prior to the first anniversary of the date of the prior year’s annual meeting to assure time for meaningful consideration by the Governance Committee; provided, however, that if no meeting was held the prior year, or if the date of the annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days, notice must be received by the Secretary no later than the 90th day prior to the annual meeting or the 10th day following the public announcement of the meeting date. Therefore, to be timely for the 2020 Annual Meeting, the Secretary must receive written notice no earlier than August 15, 2020 and no later than September 14, 2020. Our Bylaws specify in greater detail the requirements as to the form and content of the stockholder’s notice. We recommend that any stockholder wishing to nominate a director review a copy of our Bylaws, as amended and restated to date, which can be found at www.viavisolutions.com.

PROPOSAL 1
Election of Directors
At this Annual Meeting, the stockholders will elect eight directors recommended by the Governance Committee (which serves as the Company’s nominating committee) and nominated by the Board, each to serve a one-year term until the 2020 Annual Meeting and until a qualified successor is elected and qualified or until the director’s earlier resignation or removal. The Board has no reason to believe that the nominees named below will be unable or unwilling to serve as a director if elected.
Considerations in Director Selection
The Company’s Governance Committee is responsible for reviewing, evaluating and nominating individuals for election to the Company’s Board. The Governance Committee selects nominees from a broad base of potential candidates. The Governance Committee’s charter instructs it to seek qualified candidates regardless of race, color, religion, ancestry, national origin, gender, sexual orientation, etc. It is the Governance Committee’s goal to nominate candidates with diverse backgrounds and capabilities, to reflect the diverse nature of the Company’s stakeholders (security holders, employees, customers and suppliers), while emphasizing core excellence in areas relevant to the Company’s long-term business and strategic objectives.
The Board believes that it is necessary for each of the Company’s directors to possess many qualities and skills. When searching for new candidates, the Governance Committee seeks individuals of the highest ethical and professional character who will exercise sound business judgment. The Governance Committee also seeks people who are accomplished in their respective field and have superior credentials. In selecting nominees, the Governance Committee seeks individuals who can work effectively together to further the interests of the Company, while preserving their ability to differ with each other on particular issues. A candidate’s specific background and qualifications are also reviewed in light of the particular needs of the Board at the time of an opening.
Each candidate must have an employment and professional record which demonstrates, in the judgment of the Governance Committee, that the candidate has sufficient and relevant experience and background, taking into account positions held and industries, markets and geographical locations served, to serve on the Board in the proposed capacity. In particular, the Governance Committee seeks candidates with at least two years of experience serving as the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Director, or the equivalent of such positions, of a well-respected, publicly traded company.
Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described below. Biographical information is as of the date of this Proxy Statement.
2019 Director Nominees
Richard E. Belluzzo
Age 65
Director Since: February 2005
Chair of the Board Since: November 2012
Experience:
Mr. Belluzzo served as interim Chief Executive Officer of VIAVI from August 2015 through February 2016. Mr. Belluzzo has served as US Venture Partner of Innogest SGR SpA, a European Venture Fund since February 2015. From April 2011 to August 2012, he served as Executive Chair of Quantum Corporation, a provider of backup, recovery and archive products and services. From 2002 to 2011, he was Chair and Chief Executive Officer of Quantum Corporation. Prior to that, Mr. Belluzzo was President and Chief Operating Officer of Microsoft Corporation (“Microsoft”). Prior to becoming its President and Chief Operating Officer, Mr. Belluzzo served as Microsoft’s Group Vice President of the Personal Services and Devices Group and was Group Vice President for the Consumer Group. Prior to Microsoft, Mr. Belluzzo was Chief Executive Officer of Silicon Graphics Inc. (“SGI”). Before SGI, Mr. Belluzzo held a series of increasingly senior roles at Hewlett Packard Company, culminating in his service as Executive Vice President of the Computer Products Organization. Mr. Belluzzo recently served on the boards of Quantum Corporation and PMC-Sierra (Vancouver, Canada), and as the Chair of the Board of Directors, a member of the Governance and Nominating committee, and Chair of the Compensation Committee of InfoBlox.
Qualifications:
Mr. Belluzzo’s background and experience as the Chief Executive Officer of public companies, as well as his deep knowledge of the technology industry, senior leadership roles and service on the boards of other prominent public companies allow him to contribute significantly to the Board as its independent Chair and to its Compensation and Governance Committee.

Keith Barnes
Age 68
Director Since: October 2011
Experience:
Mr. Barnes served as Chief Executive Officer of Verigy Ltd, a semiconductor automatic test equipment company, from 2006 through 2010 and as Chair of the Board of Verigy from 2008 through 2011. Prior to that he was Chair and Chief Executive Officer of Electroglas, Inc. from 2003 through 2006 and Chair and Chief Executive Officer of Integrated Measurement Systems, Inc. from 1995 through 2001. Mr. Barnes is currently a member of the Board of Directors, Chair of Governance and Nominating Committee, and member of the Audit Committee of Knowles Corporation. Mr. Barnes is a member of the Board of Directors, Chair of the Compensation Committee and member of the Governance and Nominating committees of Rogers Corporation. Within the past five years, Mr. Barnes also served on the Boards of Directors of Intermec, Inc, Mentor Graphics and Spansion Inc.
Qualifications:
Mr. Barnes’ extensive management experience as Chief Executive Officer of several technology companies, test and measurement industry background, and international sales and marketing knowledge, along with his experience as a board member for several public technology companies, provide important perspective and expertise as a director and Chair of the Compensation Committee and a member of the Audit and Governance Committee.
Laura Black
Age 58
Director Since: February 2018
Experience:
Ms. Black has served as a Managing Director of Needham & Company, LLC, a full-service investment banking firm since 1999. At Needham, she has raised public and private equity capital for numerous technology companies and served as strategic financial advisor on multiple mergers and acquisitions transactions. From July 1995 to February 1999, she served as a Managing Director of Corporate Finance at Black & Company, a regional investment bank subsequently acquired by Wells Fargo Van Kasper. From July 1993 to June 1995, Ms. Black served as a Director for TRW Avionics & Surveillance Group where she evaluated acquisition candidates, managed direct investments and raised venture capital to back spin-off companies. From August 1983 to August 1992, she worked at TRW as an electrical engineer designing spread spectrum communication systems. Ms. Black served as Chair on the Audit Committee of Super Micro Computer, Inc. through June, 2019 and has served as Chair of the Audit Committee of Ichor Holdings, Ltd. since February, 2019.
Qualifications:
Ms. Black’s investment banking background and substantial experience with mergers and acquisitions and technology-focused firms as well as her experience as a public company audit committee chair, bring important perspective and expertise to the Board and its Corporate Development Committee and assist the Board in evaluating strategic opportunities.
Tor Braham
Age 62
Director Since: October 2015
Experience:
Mr. Braham served as Managing Director and Global Head, Technology, Mergers and Acquisitions for Deutsche Bank Securities, from 2004 until 2012. From 2000 to 2004, he served as Managing Director and Co-head, West Coast U.S. Technology, Mergers and Acquisitions for Credit Suisse First Boston. Prior to that, Mr. Braham was an investment banker with UBS Securities and a lawyer at a prominent Silicon Valley law firm. Mr. Braham currently serves as a member of the board of directors, a member of the audit committee, a member of the strategic review committee and a member of the special litigation committee of Altaba, Inc., formerly Yahoo, Inc. Mr. Braham also serves as a member of the Board of Directors, and a member of the Audit Committee and Compensation Committee of A10 Networks, a networking and security company. Within the past five years, Mr. Braham also served on the Boards of Directors of Sigma Designs, Inc. and NetApp, Inc.
Qualifications:
Mr. Braham’s substantial mergers and acquisitions experience assist the Board in evaluating the Company’s strategic opportunities and bring important perspective and expertise to the Board and its Corporate Development Committee.

Timothy Campos
Age 46
Director Since: April 2014
Experience:
Mr. Campos has served as the Chief Executive Officer of Pulsra, Inc. since December 2016. Mr. Campos served as the Chief Information Officer and Vice President of Information Technology of Facebook, Inc. from August 2010 to November 2016. Prior to Facebook, he served as the Chief Information Officer and Vice President of Information Technology at KLA-Tencor from 2005 to 2009. Prior to KLA-Tencor, Mr. Campos worked at internet startup Portera Systems where he was responsible for engineering and hosting architecture. Mr. Campos is currently a member of the Board of Directors of Rackspace.
Qualifications:
Mr. Campos’ extensive industry experience in enterprise networks, application hosting and managing big data provides valuable insight into those markets and brings important perspective and expertise to the Board and its Compensation and Corporate Development Committee.
Donald Colvin
Age 66
Director Since: October 2015
Experience:
Mr. Colvin was the Interim Chief Financial Officer of Isola Group Ltd. from June 2015 to July 2016. Mr. Colvin previously served as Chief Financial Officer of Caesars Entertainment Corporation from November 2012 to January 2015 and before that was Executive Vice President and Chief Financial Officer of ON Semiconductor Corp. from April 2003 to October 2012. Prior to joining ON Semiconductor, he held a number of financial leadership positions, including Vice President of Finance and Chief Financial Officer of Atmel Corporation, Chief Financial Officer of European Silicon Structures as well as several financial roles at Motorola Inc. Mr. Colvin currently serves as a member of the board of directors and Chair of the Audit Committee of Agilysys, Inc. and was previously a director of Applied Micro Circuits Corp.
Qualifications:
Mr. Colvin’s financial expertise and service on several public company boards of directors provide valuable perspective on the Company’s operations and opportunities and provide valuable perspective and expertise as a director and Chair of the Audit Committee and member of the Corporate Development Committee.
Masood A. Jabbar
Age 69
Director Since: March 2006
Experience:
Mr. Jabbar served as Lead Independent Director from November 2015 to February 2016. Mr. Jabbar was Chief Executive Officer of XDS Inc. from 2004 to 2006. Prior to that, he worked at Sun Microsystems Inc. (“Sun”) from 1986 to 2003, where he served in a series of progressively responsible roles including President of the Computer Systems Division, Chief Financial Officer of the $10 billion Sun Microsystems Computer Corporation, and Executive Vice President of Global Sales Operations. Mr. Jabbar’s career at Sun culminated as Executive Vice President and Advisor to the Chief Executive Officer, where he was responsible for advising the CEO on critical strategic issues. Prior to joining Sun, Mr. Jabbar spent ten years in finance and accounting at Xerox Corporation, and two years at IBM Corporation. Mr. Jabbar is a member of the board of directors, and Chair of the board of directors of Trice Imaging, Inc. Within the past five years, Mr. Jabbar also served on the board of directors of Silicon Image, Inc. and RF Micro Devices, Inc.
Qualifications:
Mr. Jabbar brings significant mergers and acquisitions, global sales and marketing and operational expertise gained from his experience in executive roles at Sun Microsystems, Inc. In addition, Mr. Jabbar’s experiences at Xerox and IBM and as a senior executive of Sun Microsystems provide the Board with valuable accounting and financial reporting expertise particularly relevant to his service on the Company’s Audit Committee. Finally, Mr. Jabbar’s service on the boards of several other technology companies provides valuable perspective in his role as a director and Chair of the Company’s Corporate Development Committee and as a member of the Audit Committee.

Oleg Khaykin
Age 54
Director Since: February 2016
Experience:
Mr. Khaykin joined VIAVI in February 2016 as President and Chief Executive Officer. Prior to joining the Company, Mr. Khaykin was a Senior Advisor with Silver Lake Partners from February 2015 to February 2016. Before that, he was President and Chief Executive Officer of International Rectifier from 2008 until its acquisition by Infineon AG in January of 2015. He has also served as Chief Operating Officer of Amkor Technology and Vice President of Strategy & Business Development at Conexant Systems. Earlier in his career he spent eight years with The Boston Consulting Group and prior to that, he was an engineer at Motorola, Inc. Mr. Khaykin is currently a member of the board of directors of Marvell Technology Group, where he serves as Chair of the Executive Compensation Committee and a member of the Nominating and Governance Committee, and Avnet, Inc. where Mr. Khaykin serves on the Audit and Corporate Governance committees.
Qualifications:
Mr. Khaykin’s hands on experience leading the Company provides him with day-to-day knowledge of the Company’s operations. Additionally, Mr. Khaykin’s extensive operational and strategic experience at other technology companies adds substantial value to the Board and the Company.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE
Corporate Governance and Ethics
The Board and management of the Company believe that good corporate governance is an important component in enhancing investor confidence in the Company and increasing stockholder value. Continuing to develop and implement best practices throughout our corporate governance structure is a fundamental part of our strategy to enhance performance by creating an environment that increases operational efficiency and ensures long-term productivity growth. Good corporate governance practices also ensure alignment with stockholder interests by promoting fairness, transparency and accountability in business activities among employees, management and the Board.
Our corporate governance practices represent our commitment to the highest standards of corporate ethics, compliance with laws, financial transparency and reporting with objectivity and the highest degree of integrity. Steps we have taken to fulfill this commitment include, among others:

•	Directors are elected on an annual basis.

•
Election of directors requires the affirmative vote of a majority of the shares of Common Stock cast with respect to a director by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal, except in the case of contested elections.

•	Our non-employee directors have an average tenure of 7 years, and one of the directors has been on the board for less than 2 years.

•	All members of the Board are independent with the exception of the Company’s Chief Executive Officer.

•	All members of our Board committees are independent.

•	Our Board committee charters clearly establish the roles and responsibilities of each committee.

•	All employees and members of the Board are responsible for complying with our Code of Business Conduct and our Insider Trading Policy.

•	We have an anonymous hotline to encourage employees to report questionable activities to our Internal Audit and Legal Departments, and the Audit Committee.

•	Our independent public accountants report directly to the Audit Committee.

•	Our internal audit control function maintains critical supervision over the key areas of our business and financial controls and reports directly to our Audit Committee.

•	We have established procedures for stockholders to communicate with the Board by contacting the Investor Relations Department.

•	The independent members of our Board and Board committees meet regularly without the presence of management.
The Company has adopted a Code of Ethics (known as the Code of Business Conduct) for its directors, officers and other employees. The Company will post on its website any amendments to, or waivers from, any provision of its Code of Business Conduct. A copy of the Code of Business Conduct is available on the Company’s website at www.viavisolutions.com.
Director Independence
In accordance with current Nasdaq listing standards, the Board, on an annual basis, affirmatively determines the independence of each director and nominee for election as a director. Our director independence standards include all elements of independence set forth in the Nasdaq listing standards, and can be found in our Corporate Governance Guidelines, which are included in the “Corporate Governance” section of our website at www.viavisolutions.com. The Board has determined that each of its non-employee directors was independent as determined by the relevant Nasdaq listing standard for board independence and for any committee on which such director served during fiscal year 2019.
The Company is not aware of any agreements or arrangements between any director and any person or entity other than the Company relating to compensation or other payment in connection with such director’s candidacy or service as a member of the Board.
Board Leadership
The Board has determined that it is in the best interests of the Company to maintain the Board Chair and Chief Executive Officer positions separately. The Board believes that having an outside, independent director serve as Chair is the most appropriate leadership structure, as this enhances its independent oversight of management and the Company’s strategic planning, reinforces the Board’s ability to exercise its independent judgment to represent stockholder interests, and strengthens the objectivity and integrity of the Board. Moreover, we believe an independent Chair can more effectively lead the Board in objectively evaluating the performance of management, including the chief executive officer, and guide it through appropriate Board governance processes.
Board Oversight of Risk
The Company takes a comprehensive approach to risk management. We believe risk can arise in every decision and action taken by the Company, whether strategic or operational. The Company, therefore, seeks to include risk management principles in all of its management processes and in the responsibilities of its employees at every level. Our comprehensive approach is reflected in the reporting processes by which our management provides timely and comprehensive information to the Board to support the Board’s role in oversight, approval and decision-making.
Management is responsible for the day-to-day supervision of risk, while the Board, as a whole and through its committees, has the ultimate responsibility for the oversight of risk management. Senior management attends Board meetings, provides presentations on operations including significant risks, and is available to address any questions or concerns raised by the Board. Additionally, our committees assist the Board in fulfilling its oversight responsibilities. Generally, the committee with subject matter expertise in a particular area is responsible for overseeing the management of risk in that area. For example, the Audit Committee coordinates the Board’s oversight of the Company’s internal controls over financial reporting and disclosure controls and procedures as well as the Company’s cybersecurity and information technology risks, controls and procedures. Management regularly reports to the Audit Committee on these areas and the Audit Committee periodically conducts risk assessments in these areas. Additionally, the Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs as well as succession planning for senior executives. The Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, and corporate governance topics. When any of the committees receives a report related to material risk oversight, the chair of the relevant committee reports on the discussion to the full Board.
Compensation Program Risk Assessment
Consistent with SEC disclosure requirements, in fiscal year 2019, a team composed of senior members of our human resources, finance and legal departments and our compensation consultant, Compensia, Inc. (“Compensia”), inventoried and reviewed elements of our compensation policies and practices. This team then reviewed these policies and practices with Company’s management to assess whether any of our policies or practices create risks that are reasonably likely to have a material adverse effect on the Company. This assessment included a review of the primary design features of the Company’s compensation policies and practices, the process for determining executive and employee compensation and consideration of features of our compensation program that help to mitigate risk. Management reviewed and discussed the results of this assessment with the Compensation Committee, which consulted with Compensia. Based on this review, we believe that our compensation policies and practices, individually and in the aggregate, do not create risks that are reasonably likely to have a material adverse effect on the Company.
Board Committees and Meetings
During fiscal year 2019, the Board held 5 meetings. The Board has four standing committees: an Audit Committee, Compensation Committee, Corporate Development Committee, and Governance Committee. The members of the committees are identified below.
Each director attended at least 75% of the aggregate of all meetings of the Board and any committees on which he or she served during fiscal year 2019 after becoming a member of the Board or after being appointed to a particular committee. The Company encourages, but does not require, its Board members to attend the Annual Meeting. All then-current directors attended the 2018 Annual Meeting.

Audit Committee
The Audit Committee is responsible for assisting the full Board in fulfilling its oversight responsibilities relative to:		Members:

•	the Company’s financial statements;	Donald Colvin (Chair)
•	financial reporting practices;	Keith Barnes
•	systems of internal accounting and financial control;	Masood Jabbar
•	internal audit function;	Meetings: 8
•	annual independent audits of the Company’s financial statements; and
•	such legal and ethics programs as may be established from time to time by the Board.
The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and may retain external consultants at its sole discretion. In addition, the Audit Committee considers whether the Company’s independent auditors’ provision of non-audit services is compatible with maintaining the independence of the independent auditors. The Board has determined that all members of the Audit Committee are “independent” as defined in the applicable rules and regulations of the SEC and Nasdaq. The Board has further determined that Keith Barnes, Donald Colvin, and

Masood A. Jabbar are “audit committee financial expert(s)” as defined by Item 407(d) of Regulation S-K of the Exchange Act. A copy of the Audit Committee charter can be viewed at the Company’s website at www.viavisolutions.com.

Compensation Committee
The Compensation Committee is responsible for:		Members:

•	ensuring that the Company adopts and maintains responsible and responsive compensation programs for its employees, officers and directors consistent with the long-range interests of stockholders; and	Keith Barnes (Chair) Richard Belluzzo Timothy Campos
•	the administration of the Company’s employee stock purchase plans and equity incentive plans.	Meetings: 4
The Chair of the Compensation Committee reports on the Compensation Committee’s actions and recommendations at Board meetings. In addition, the Compensation Committee has the authority to engage the services of outside advisors, experts and others to provide assistance as needed. During fiscal year 2019, the Compensation Committee engaged Compensia, a national compensation consulting firm, to assist with the Committee’s analysis and review of the compensation of our executive officers. Compensia attends all Compensation Committee meetings, works directly with the Committee Chair and Committee members, and sends all invoices, including descriptions of services rendered, to the Committee Chair for review and payment approval. Compensia performed no work for the Company that was not in support of the Committee’s charter nor authorized by the Committee Chair during fiscal year 2019. All members of the Compensation Committee are “independent” as that term is defined in the applicable Nasdaq rules and regulations. A copy of the Compensation Committee charter can be viewed at the Company’s website at www.viavisolutions.com. Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in the “Compensation Discussion and Analysis” below.

Corporate Development Committee
The Corporate Development Committee is responsible for:	Members:

• oversight of the Company’s strategic transaction and investment activities.	Masood Jabbar (Chair) Laura Black Tor Braham Timothy Campos Donald Colvin
Meetings: 4
The Corporate Development Committee reviews and approves certain strategic transactions for which approval of the full Board is not required and makes recommendations to the Board regarding those transactions for which the consideration of the full Board is appropriate. A copy of the Corporate Development Committee charter can be viewed at the Company’s website at www.viavisolutions.com.

Governance Committee:

•	serves as the Company’s nominating committee;	Members:
•	reviews current trends and practices in corporate governance; and	Richard Belluzzo (Chair)
•	recommends to the Board the adoption of governance programs.	Keith Barnes
Meetings: 4
As provided in the charter of the Governance Committee, nominations for director may be made by the Governance Committee or by a stockholder of record entitled to vote. The Governance Committee will consider and make recommendations to the Board regarding any stockholder recommendations for candidates to serve on the Board. Stockholders wishing to recommend candidates for consideration by the Governance Committee may do so by writing to the Company’s Secretary at 6001 America Center Drive, 6th Floor, San Jose, California 95002, providing the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating stockholder’s ownership of Company’s stock not less than 60 days nor more than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting to assure time for meaningful consideration by the Governance Committee; provided, however, that if no meeting was held the prior year, or if the date of the annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days, notice must be received by the Secretary no later than the 90th day prior to the annual meeting or the 10th day following the public announcement of the meeting date. Our Bylaws specify in greater detail the requirements as to the form and content of the stockholder’s notice. We recommend that any stockholder wishing to nominate a director review a copy of our Bylaws, as amended and restated to date, which can be found at www.viavisolutions.com. There are no differences in the manner in which the Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. All members of the Governance Committee are “independent” as that term is defined in the applicable Nasdaq rules and regulations.
In reviewing potential candidates for the Board, the Governance Committee considers the individual’s experience in the Company’s industry, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria.

Of greatest importance is the individual’s integrity, willingness to be involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Governance Committee intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria. A detailed description of the criteria used by the Governance Committee in evaluating potential candidates may be found in the charter of the Governance Committee.
The Governance Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the charter can be viewed at the Company’s website at www.viavisolutions.com. Nominees for the 2019 Annual Meeting were selected by a majority of the independent directors in office.
Compensation Committee Interlocks and Insider Participation
No interlocking relationship exists between any member of the Company’s Board or Compensation Committee and any member of the board of directors or compensation committee of any other companies, nor has such interlocking relationship existed in the past. Neither Mr. Barnes nor Mr. Campos, who served on the Company’s Compensation Committee during fiscal year 2019, were at any time during fiscal year 2019 or prior to fiscal year 2019 an officer or employee of the Company. Mr. Belluzzo served as the Company's interim Chief Executive Officer from August 2015 through February 2016 but remains independent under applicable Nasdaq listing standards. None of Mr. Belluzzo, Mr. Barnes and Mr. Campos have any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any company that has one or more of its executive officers serving as a member of our Board or Compensation Committee.
Communication between Stockholders and Directors
Stockholders may communicate with the Company’s Board through the Secretary by sending an email to bod@viavisolutions.com, or by writing to the following address: Chair of the Board, c/o Company Secretary, Viavi Solutions Inc., 6001 America Center Drive, 6th Floor, San Jose, California 95002. The Company’s Secretary will forward all correspondence to the Board, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Company’s Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.
Director Compensation
Each non-employee director of the Company is entitled to receive an annual cash retainer of $60,000 which is paid in quarterly installments of $15,000. During fiscal year 2019, each non-employee director received an annual grant of restricted stock units (“RSUs”) having a value of $200,000. The RSUs are subject to a grant agreement which provides for vesting on the first anniversary of the grant date. Upon vesting, each RSU is converted into one share of the Company’s Common Stock. Upon initial appointment to the Board, each non-employee director receives a pro-rated portion of the annual non-employee director grant.
In addition, each non-employee director serving on the Audit Committee is entitled to receive an annual cash retainer of $15,000, whereas the director serving as the Audit Committee chair is entitled to receive an annual cash retainer of $30,000. Each non-employee director serving on the Compensation Committee is entitled to receive an annual cash retainer of $10,000, whereas the director serving as the Compensation Committee chair is entitled to receive an annual cash retainer of $20,000. Each non-employee director serving on the Governance or Corporate Development Committees is entitled to receive an annual cash retainer of $7,500, whereas the directors serving as the Governance or Corporate Development Committee chairs is entitled to receive an annual cash retainer of $15,000.
Directors who are also employed by the Company do not receive any compensation for their services as directors. Accordingly, Mr. Khaykin did not receive compensation as a member of the Board. All directors are reimbursed for expenses incurred in connection with attending Board and committee meetings.
Director compensation described above is summarized in the following table:

Compensation Element for Role	Board Compensation
General Board Service – Cash
Retainer	$60,000
Meeting Fees	Not applicable (“NA”)
General Board Service – Equity
RSU Value	$200,000
Vesting Schedule	Vest on the first anniversary of the grant date
Number of shares determined using 30 calendar day average stock price prior to date of grant

		Chair	Member
Committee Service	Audit	$30,000	$15,000
(No meeting fees)	Compensation	$20,000	$10,000
	Governance/Corporate Development	$15,000	$7,500
Non-Employee Board Chair
Additional Board Retainer	$75,000
Additional Equity	NA
The director compensation policies summarized above resulted in the following total compensation for our non-management directors in fiscal year 2019:
Director Compensation Table

DIRECTOR COMPENSATION
Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Total ($)
Keith Barnes	102,500	178,317	280,817
Richard E. Belluzzo	160,000	178,317	338,317
Laura Black	67,500	178,317	245,817
Tor Braham	67,500	178,317	245,817
Timothy Campos	77,500	178,317	255,817
Donald Colvin	97,500	178,317	275,817
Masood A. Jabbar	90,000	178,317	268,317

(1)
Oleg Khaykin, President and Chief Executive Officer, is not included in this table as he was an employee of the Company and as such received no compensation for his services as a director. His compensation is disclosed in the Summary Compensation Table.

(2)
The amounts shown in this column represent the grant date fair values of RSUs issued pursuant to the Company’s 2003 Equity Incentive Plan, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), excluding the effect of estimated forfeitures. There can be no assurance that these grant date fair values will ever be realized by the non-employee directors. For information regarding the number of unvested RSUs held by each non-employee director as of the end of fiscal year 2019, see the column “Unvested Restricted Stock Units Outstanding” in the table below.

Non-Employee Director	Unvested Restricted Stock Units Outstanding
Mr. Barnes	17,743
Mr. Belluzo	17,743
Ms. Black	17,743
Mr. Braham	17,743
Mr. Campos	17,743
Mr. Colvin	17,743
Mr. Jabbar	17,743

Relationships Among Directors or Executive Officers
There are no family relationships among any of the Company’s directors or executive officers.
Certain Relationships and Related Person Transactions
Review and Approval of Related Person Transactions
We review all relationships and transaction in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. On an annual basis, all directors and executive officers must respond to a questionnaire requiring disclosure about any related person transactions, arrangements or relationships (including indebtedness). As required under SEC rules, any transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s Proxy Statement. The Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. This review and approval process is evidenced in the minutes of the Audit Committee meetings. We have determined that there were no related person transactions since the beginning of fiscal year 2019 through the date of this Proxy Statement.
Executive Officers
The following sets forth certain information regarding the Company’s executive officers as of the date of this Proxy Statement:

Executive Officer	Age	Position
Oleg Khaykin	54	President and Chief Executive Officer (“CEO”)
Amar Maletira	50	Executive Vice President and Chief Financial Officer (“CFO”)
Paul McNab	56	Executive Vice President and Chief Marketing and Strategy Officer
Ralph Rondinone	57	Senior Vice President, Global Operations and Services, Network and Service Enablement
Luke Scrivanich	57	Senior Vice President and General Manager, Optical Security & Performance Products (OSP)
Kevin Siebert	50	Senior Vice President, General Counsel and Secretary
Gary Staley	52	Senior Vice President, Global Sales, Network and Service Enablement
Oleg Khaykin joined the Company in February 2016 as President and Chief Executive Officer. Prior to joining the Company, Mr. Khaykin was a Senior Advisor with Silver Lake Partners from February 2015 to February 2016. Before that, Mr. Khaykin was President and Chief Executive Officer of International Rectifier from 2008 until its acquisition by Infineon AG in January of 2015. He has also served as Chief Operating Officer of Amkor Technology and Vice President of Strategy & Business Development at Conexant Systems. Earlier in his career he spent eight years with The Boston Consulting Group and prior to that, he was an engineer at Motorola Inc. Mr. Khaykin is currently a member of the Board of Directors, a member of the Executive Compensation Committee and Chair of the Nominating and Governance committee of Marvell Technology Group. Mr. Khaykin also serves on the Board of Avnet, Inc. and is a member of the Audit and Corporate Governance committees. Mr. Khaykin holds an M.B.A from Kellogg School of Management at Northwestern University and a B.S. in Electrical and Computer Engineering with honors from Carnegie-Mellon University.
Amar Maletira joined the Company in September 2015 as Executive Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Maletira spent 14 years at Hewlett Packard serving in a number of senior positions in Finance, most recently as Chief Financial Officer & Vice President, Enterprise Services Americas. From 1998 to 2000, Mr. Maletira was Chief Operating Officer and Vice President of a start-up IT consulting company, DPP Incorporated. Prior to that, Mr. Maletira led sales teams at Siemens and HCL in India. Mr. Maletira holds a B.S. in Electronics & Communication Engineering from Gogte Institute of Technology at Karnataka University in India and an M.B.A. from the Ross School of Business in Ann Arbor, Michigan.
Paul McNab joined the Company in September 2014 as Executive Vice President and Chief Marketing and Strategy Officer. Prior to joining the Company, Mr. McNab was Chief Executive Officer of Puro Networks from 2013 to 2014. Before that, Mr. McNab was with Cisco Systems, Inc. for sixteen years where he held increasingly senior roles including Vice President and Chief Technology Officer, Data Center Switching and Vice President, Enterprise Marketing. Mr. McNab holds a B.S. in Engineering from Manchester Metropolitan University in the United Kingdom.
Ralph Rondinone joined the Company in April 2012 as Vice President of Global Operations and Services, NSE and became Senior Vice President of Global Operations and Services, NSE in January 2013. Prior to joining the Company, Mr. Rondinone served as Senior Vice President of Operations at BigBand Networks from 2006 to 2012. Prior to that, Mr. Rondinone held executive positions in operations at Lucent Technologies, Ascend Communications, and Digital Equipment Corporation. Mr. Rondinone holds a B.S. in mechanical engineering from Worcester Polytechnic Institute.
Luke Scrivanich became the Vice President and General Manager of OSP in June 2012 and became Senior Vice President and General Manager of OSP in August 2012. Mr. Scrivanich joined the Company in April 2008 as Vice President and General Manager of Flex Products. Prior to joining the Company in 2008, Mr. Scrivanich was with PPG Industries where he served in general management, marketing and strategic planning positions for various divisions, including fine chemicals, optical products and coatings. He previously held senior marketing positions at AGR International, Inc., a manufacturer of packaging inspection equipment. Mr. Scrivanich holds a B.S. in Chemical Engineering from Cornell University and an M.B.A. from the Harvard Graduate School of Business Administration.
Kevin Siebert joined the Company in September 2007, became Vice President, General Counsel and Secretary in February 2015 and became Senior Vice President, General Counsel and Secretary in August 2017. Before assuming the General Counsel role, Mr. Siebert held increasingly senior roles within the Company’s legal department. Before joining the Company, Mr. Siebert was Senior Counsel at France Telecom from 2004 to 2007 where he primarily had legal responsibility for North American operations and also handled mergers and acquisitions, among other functions. Prior to that, Mr. Siebert served as in-house counsel at a technology company and held associate roles in private practice, focusing on mergers and acquisitions, corporate and telecommunications matters. Mr. Siebert holds a B.A. in Political Science from the University of Richmond and a J.D. from the Washington University School of Law.
Gary Staley joined the Company in February 2017 as Senior Vice President, Global Sales, Network and Service Enablement. Prior to joining the Company, Mr. Staley served as Vice President, Worldwide Channel Sales at NetScout Systems from July 2015 to January 2017 where he was responsible for the global partner network. Prior to that role, Mr. Staley was the Vice President of Worldwide Sales for Fluke Networks from 2012 to 2015 and Vice President of America Sales for Fluke Networks from 2010 to 2012. Earlier roles included sales leadership positions at Verizon, Alcatel-Lucent, AboveNet, Dell Technologies, Impreva and Firescope. Mr. Staley holds a Bachelor of Business Administration in Marketing from Ohio University.

PROPOSAL 2
Ratification of Independent Auditors
The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending June 27, 2020, and the Board has directed that the selection of the independent auditors be submitted for ratification by the stockholders at the Annual Meeting.
Although the Company is not required to seek stockholder approval of its selection of the independent auditors, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Board will investigate the reasons for stockholder rejection and will reconsider its selection of the independent auditors. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.
Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Audit and Non-Audit Fees
The following table presents fees billed for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the years ended June 29, 2019 and June 30, 2018 respectively, and fees billed for other services rendered by PricewaterhouseCoopers LLP and during those periods.

	Fiscal 2019	Fiscal 2018
Audit Fees (1)	$3,631,575	$3,784,488
Audit-Related Fees (2)	0	359,000
Tax Fees (3)	169,776	61,592
All Other Fees (4)	4,500	3,600
Total	$3,805,851	$4,208,680

(1)
Audit Fees are related to professional services rendered in connection with the audit of the Company’s annual financial statements, the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings. Audit Fees in fiscal 2019 include fees for services performed by PricewaterhouseCoopers LLP in connection with the acquisitions of RPC Photonics, Inc. (“RPC”) and 3Z Telecom, Inc. (“3Z”). Audit Fees in fiscal 2018 include fees for the acquisitions of the AvComm and Wireless businesses of Cobham plc (“AW”) and Trilithic Inc. (“Trilithic”).

(2)	Audit-Related Fees are related to due diligence services for our acquisition activities incurred in fiscal 2018.

(3)	Tax Fees for fiscal 2019 and 2018 include professional services rendered in connection with transfer pricing consulting, tax audits, planning services and other tax consulting.

(4)	All Other Fees are related to certain software subscription fees.
For fiscal year 2019, the Audit Committee considered whether audit-related services and services other than audit-related services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP and concluded that the independence of PricewaterhouseCoopers LLP was maintained.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditors are required to provide detailed back-up documentation at the time of approval. Pursuant to the Sarbanes-Oxley Act of 2002, 100% of the fees and services provided as noted in the table above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDING JUNE 27, 2020.

PROPOSAL 3
Advisory Vote on Executive Compensation
The Company’s goal for its executive compensation program is to attract, motivate and retain the executive talent necessary to achieve its business objectives. The Company believes that it can best drive long-term stockholder value by establishing a strong pay-for-performance system.
At the Company’s 2018 annual meeting of stockholders, approximately 98% of the votes cast were voted in favor of approving the compensation of the Company’s Named Executive Officers (“NEOs”).
The Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement includes a detailed description of the Company’s compensation philosophy, as well as an analysis of how the compensation of its NEOs in fiscal year 2019 aligned with that philosophy. Highlights of the Company’s compensation practices include:

•	Up to 50% of each NEO’s total target compensation is performance-based, consisting of cash incentive compensation and RSUs with performance-based vesting conditions, as described below.

•
The Company emphasizes pay for performance. Cash incentive compensation paid to its NEOs is generally paid pursuant to the Company’s Variable Pay Plan (“VPP”), with payments directly tied to attainment of the Company’s operating income objective.

•
Approximately 50% of the number of RSUs awarded to the Company’s NEOs have time-based vesting requirements — the ultimate value of these awards is directly tied to the performance of the Company’s stock, encouraging management to drive stockholder value which also encouraging retention of key employees. The other 50% of RSUs awarded to the Company’s NEOs have vesting requirements tied to the performance of the Company’s stock as compared to the Nasdaq telecommunications index, and could vest at a higher or lower rate or not at all, based on this relative performance. We refer to these performance-based RSUs as market stock units, or “MSUs.”

•	The Company does not generally provide perquisites or other benefits to its NEOs that are not available to all employees.

•	We regularly evaluate our compensation practices and modify our programs as appropriate to address evolving best practices.
We urge stockholders to read the CD&A section of this Proxy Statement beginning on page 30 which describes in more detail how our executive compensation practices operate and are designed to achieve our compensation objectives.
In accordance with section 14A of the Securities Exchange Act, stockholders will have the opportunity to cast a non-binding, advisory vote on the compensation of our NEOs. You are encouraged to read the Executive Compensation section of this Proxy Statement, including the CD&A, along with the accompanying tables and narrative disclosure. Accordingly, we are asking you to approve, on an advisory basis, the compensation of the Company’s NEOs, as described in the CD&A, the accompanying tables and the related narrative disclosure contained therein.
The following resolution will be submitted for stockholder vote at the Annual Meeting: “RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion.” Although the advisory vote is non-binding, the Compensation Committee and the Board will review the results of the vote and the Compensation Committee will consider the results of the vote when making future compensation decisions. Unless the Board of Directors modifies its determination on the frequency of future advisory votes, the next advisory vote on the compensation of the Company’s NEOs will be held at the 2020 Annual Meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE, ON AN ADVISORY BASIS, “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE CD&A, THE COMPENSATION TABLES AND THE RELATED NARRATIVE DISCUSSION IN THIS PROXY STATEMENT.

PROPOSAL 4
 Vote on the Amendment and Restatement of the Amended and Restated 2003 Equity Incentive Plan
General
The Company’s stockholders are being asked to approve the Company’s Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”), as amended and restated by our Board on September 22, 2019, subject to stockholder approval, (the 2003 Plan, as amended and restated, the “Amended 2003 Plan”) to:

•	increase the number of shares of our Common Stock reserved under the 2003 Plan by 10,500,000 new shares; and

•	to establish a new plan termination date of November 13, 2029.
In the event that our stockholders do not approve this Proposal 4, the Amended 2003 Plan will not become effective, and the 2003 Plan will continue in its current form.
Equity Grant Practices
As of August 31, 2019, there were 0 shares of our Common Stock subject to outstanding options, 6,805,611 RSUs, 1,431,129 MSUs and 67,500 PSUs that were issued and outstanding, but not yet vested, that were in each case, granted under the 2003 Plan. As of that date, there were 7,187,859 shares of our Common Stock remaining available for future grants under the 2003 Plan.
Additionally, as of August 31, 2019, there were 1,180,257 shares of our Common Stock subject to outstanding options, with a weighted average exercise price per share equal to $5.95 and a weighted average term remaining of 4.46 years, and 86,660 RSUs and 28,886 MSUs that were issued and outstanding, but not yet vested that were in each case, granted as inducement awards. As of August 31, 2019, there were 310,232 shares of our Common Stock remaining available for future grants under the inducement plan.
For more information regarding the 2003 Plan, please see the “Equity Compensation Plan Information” section.
Reasons to Approve the Amended 2003 Plan
Plan History and Share Reserve Increase
The 2003 Plan was initially established effective as of November 6, 2003 and has been subsequently amended.
On August 1, 2015, in connection with the spin-off of Lumentum Holdings, Inc. from the Company into a separate company (the “Spin-off,”) the 2003 Plan was amended and restated to (i) change the name of the plan to the “Viavi Solutions Inc. 2003 Equity Incentive Plan,” and (ii) adjust the remaining share reserve from 7,426,152 shares to 13,294,297 shares and the number of shares subject to outstanding awards from 15,092,155 shares to 27,017,296 shares (the “2003 Plan Adjustment”).
Most recently, in September 2017, the Board approved the amendment and restatement of the 2003 Equity Plan, subject to stockholder approval and, on November 15, 2017, at the 2017 Annual Meeting of Stockholders of the Company, the Company’s stockholders approved the amendment and restatement of the Company’s 2003 Plan to:
(1)increase the number of shares of the Company's Common Stock reserved under the 2003 Plan by the sum of (i) 4,000,000 new shares, (ii) the number of shares remaining for issuance under the Company's 2005 Acquisition Equity Incentive Plan (“Acquisition Plan”) as of November 15, 2017, the date such Acquisition Plan was terminated, and (iii) the number of shares subject to outstanding stock awards granted under the Acquisition Plan that on or after November 15, 2017 would have otherwise been available for reissuance under the Acquisition Plan;
(2)eliminate the 2003 Plan’s fungible share provision;
(3)set a limit on the total value of equity and cash compensation that may be paid to each of the Company's non-employee directors during each fiscal year; and
(4)reapprove the material terms of the 2003 Plan for purposes of Section 162(m) of the Internal Revenue Code, including, but not limited to the performance goals and share limitations set forth in the 2003 Plan.
As of August 31, 2019, 8,419,786 shares of our Common Stock under the 2003 Plan are subject to outstanding awards. The awards outstanding consist entirely of shares subject to outstanding “full value stock awards” (either service-vesting RSUs or performance-vesting RSUs (PSUs and MSUs). In addition, 7,498,091 shares of our Common Stock remain available for future grants under the 2003 Plan. Offering a competitive equity incentive program as part of our overall compensation philosophy is necessary to successfully attract and retain the best possible candidates and to align their interests with those of our stockholders. Absent the increase in the share reserve for the 2003 Plan, we believe that these shares remaining in the 2003 Plan may be insufficient to continue operating the 2003 Plan and grant future equity awards beyond the 2020 fiscal year.
Approval of the Amended 2003 Plan will allow us to continue to grant equity awards at levels our Compensation Committee determines to be appropriate in order to attract the most qualified employees as well as to retain our existing personnel and provide incentives for such persons to exert maximum efforts for our success and ultimately increase shareholder value. The Amended 2003 Plan allows us to continue to utilize a broad array of equity incentives with flexibility in designing such incentives.
The table below reflects our unadjusted three-year average gross burn rate based on the total number of options granted plus the total number of full-value stock awards, divided by the weighted-average number of shares of Common Stock outstanding for that fiscal year. Additionally, we have included an adjusted three-year average burn rate calculated by multiplying the full value stock award by 2.5, which is the multiplier used by Institutional Shareholder Services (ISS).
( Options and Shares in Millions )

Year	Options	Full- Value Stock Awards (1)	Total Awards Granted (2)	Weighted- Average Shares Outstanding (Basic) (3)	Unadjusted Burn Rate (4)	ISS Adjusted Burn Rate (5)
2019	0	4.4	4.4	228.1	1.93%	4.82%
2018	0	4.1	4.1	227.1	1.81%	4.51%
2017	0	4.3	4.3	229.9	1.87%	4.68%
_____________

(1)	The Full Value Stock Awards column consists of all service-vesting RSUs granted and all performance-vesting RSUs granted (MSUs and PSUs).

(2)	The Total Awards column reflects the sum of the options and full value stock awards granted.

(3)	The Weighted Average Shares Outstanding (Basic) does not reflect the effect of dilutive securities from stock-based benefit plans.

(4)	The Unadjusted Burn Rate column reflects the amount shown in the Total Awards Granted column divided by the amount shown in the Weighted Average Shares Outstanding column.

(5)
The ISS Adjusted Burn Rate column reflects a 2.5 share multiplier applied to all full value stock awards, which ISS would apply in making its calculations. The Full-Value Stock Awards column reflects the full value stock awards before the application of the 2.5 multiplier.

This calculation is based on the average rate at which time-based awards were granted and performance-based awards were earned, in each case, over the past three fiscal years, and assumes that future awards under the Amended 2003 Plan would be granted or earned (as applicable) at a similar rate. The number of shares required for future grants is not currently known and is dependent upon several factors that cannot be predicted, including but not limited to the price of the Company’s Common Stock on future grant dates and the extent to which grants, including our MSUs, vest, but based on our analysis, we determined that an additional 10,500,000 shares represents a reasonable estimate of our future needs.

Note Regarding Forecasts and Forward-Looking Statements
We do not as a matter of course make public forecasts as to our total shares outstanding and utilization of various equity awards due to the unpredictability of the underlying assumptions and estimates. In particular, the forecasts set forth above in this Proposal 4 include embedded assumptions which are highly dependent on the public trading price of our Common Stock and other factors, which we do not control and, as a result, we do not as a matter of practice provide forecasts. These forecasts reflect various assumptions regarding our future operations. The inclusion of the forecasts set forth above should not be regarded as an indication that these forecasts will be predictive of actual future outcomes, and the forecasts should not be relied upon as such.

Corporate Governance Aspects of Amended 2003 Plan
The Amended 2003 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:
No Evergreen Provision.  The Amended 2003 Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the Amended 2003 Plan can be automatically replenished.
No Liberal Share Recycling.  Shares used to pay the exercise price or withholding taxes related to an outstanding award, unissued shares resulting from the net settlement of outstanding stock appreciation rights (“SARs”) or options, and shares purchased by the Company in the open market do not become available for issuance as future awards under the Amended 2003 Plan.

No Single Trigger Change of Control.  Awards do not accelerate upon a change of control unless the acquiring company does not assume or replace the award.
No Repricing Without Stockholder Approval.  Other than in connection with a corporate transaction, as described below, at any time when the purchase price of a stock option or SAR is above the market value of a share, the Company will not, without stockholder approval, reduce the purchase price of such stock option or SAR and will not exchange such stock option or SAR for a new award with no or a lower purchase price or for cash.
Minimum Vesting Requirement.  Awards granted under the Amended 2003 Plan have a minimum one-year vesting period from the date of grant, subject to certain limited exceptions.
Prohibition on Payment of Dividends and Dividend Equivalents on Unvested Awards.  Prohibits the payment or settlement of dividends or dividend equivalents with respect to any award until the underlying shares or units vest.
Limit on Non-Employee Director Awards.   The aggregate value of all compensation paid or granted, as applicable, to any individual for service as a non-employee director of our Board with respect to any fiscal year, including awards granted under the Amended 2003 Plan and cash fees paid by us to such non-employee director, will not exceed $1,000,000 in total value.
No Automatic Grants.  The Amended 2003 Plan does not provide for automatic grants to any participant.
No Tax Gross-ups.  The Amended 2003 Plan does not provide for any tax gross-ups.
Maximum Term of Options/SARs.  The maximum term for options and SARs issued under the Amended 2003 Plan is 8 years.
No Transferability .  Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the 2003 Plan Administrator.
No Discounted Options or SARs.  Stock options and SARs may not be granted with exercise prices lower than the market value of the underlying shares on the grant date.
No Reload Grants.  Reload grants, or the granting of stock options conditioned upon delivery of shares to satisfy the exercise price and/or tax withholding obligation under another employee stock option are not permitted.
Performance Measures.  The Amended 2003 Plan includes a list of business and financial performance measures from which the Compensation Committee may construct predetermined goals that must be met for certain awards to vest.
Summary of the Amended 2003 Plan
The following description of the Amended 2003 Plan is only a summary of certain provisions thereof and is qualified in its entirety by reference to its full text, a copy of which, as proposed in its amended and restated form, is attached hereto as Appendix A.
Purpose of the Amended 2003 Plan
The purpose of the Amended 2003 Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company by offering them an opportunity to participate in the Company’s future performance.
Eligibility
All employees, directors and consultants are eligible to receive awards under the Amended 2003 Plan. As of August 31, 2019, there were approximately 3589 employees, approximately 517 consultants, seven (7) executive officers and seven (7) independent directors who were eligible to participate in the Amended 2003 Plan.
Authorized Shares
As of August 31, 2019, an aggregate of 7,498,091 shares of Common Stock remain available for issuance under the 2003 Plan and 8,419,786 shares remain subject to outstanding awards, in each case subject to capitalization adjustments. If the Amended 2003 Plan is approved by stockholders, subject to capitalization adjustments, the maximum aggregate number of shares available for issuance under the Amended 2003 Plan following the date of stockholder approval will be equal to the sum of (i) the number of shares that were available for the future grant of awards as of the approval date and (ii) 10,500,000 new shares. The shares to be issued pursuant to awards under the Amended 2003 Plan will, solely in the Board’s discretion, be made available from either authorized but unissued Common Stock or from reacquired Common Stock. Any shares covered by an award that is forfeited, canceled or expires is deemed not to have been issued for purposes of determining the maximum aggregate number of shares that may be issued under the Amended 2003 Plan. The number of shares available under the Amended 2003 Plan will be reduced upon the exercise of an option or a SAR by the gross number of shares for which the award is exercised, rather than by the net number of shares actually issued. If shares are withheld to pay any withholding taxes applicable to an award, then the gross number of shares subject to such award will not be returned to the Amended 2003 Plan’s share reserve to again become available for future grant. Except as described above, shares that have been issued under the Amended 2003 Plan cannot be returned to the Amended 2003 Plan’s share reserve to again become available for future grant.
Following the date of stockholder approval, the Amended 2003 Plan’s share reserve will continue to be reduced by one share for each share made subject to an award, and one share will be returned to the share reserve for each unvested share subject to an award that is forfeited, canceled, expired or repurchased by the Company (at the lower of its original purchase price or its fair market value at the time of repurchase), in each case, regardless of whether such share is subject to a full value award or not.  However, any award that counted as 1.5 shares against the 2003 Plan’s share reserve for each share subject to the award at the time of grant that is forfeited, cancelled or expires shall be added back to the share reserve as 1.5 shares for each such share that is forfeited, cancelled or expires.
Administration
The Amended 2003 Plan is administered by the Board or a committee of the Board (collectively, the “2003 Plan Administrator”). The Board has delegated to its Compensation Committee the authority generally to administer the Amended 2003 Plan. Subject to applicable law and the terms of the Amended 2003 Plan, the 2003 Plan Administrator has the authority, in its discretion, to:

•	select the employees, directors and consultants to whom awards are to be granted;

•	select the employees, directors and consultants to whom awards are to be granted;

•	determine the type of awards to be granted;

•	determine the number of shares or the amount of other consideration to be covered by each award granted under the Amended 2003 Plan;

•	approve award agreements for use under the Amended 2003 Plan;

•	determine the terms and conditions of each award granted under the Amended 2003 Plan;

•	amend the terms of any outstanding award granted under the Amended 2003 Plan;

•	construe and interpret the terms of the Amended 2003 Plan and the awards granted;

•	establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions; and

•	take such other action not inconsistent with the terms of the Amended 2003 Plan as the 2003 Plan Administrator deems appropriate.
Amended 2003 Plan Limits
The maximum number of shares for which awards may be granted to any participant during a fiscal year is 1,790,200 shares, provided that a participant may be granted awards for up to an additional 1,790,200 shares in connection with the participant’s initial commencement of service or first promotion in any fiscal year. These award limits will be adjusted proportionately in the event of a stock split or other change in the Common Stock or capital structure of the Company.
The maximum value of awards granted during a single fiscal year under the Amended 2003 Plan, if any, taken together with any cash fees paid during such fiscal year for services on the Board, will not exceed $1,000,000 in total value for any non-employee director, calculating the value of any such awards based on the grant date fair value of such awards under applicable financial accounting standards. Such limit includes the value of any awards that are received in lieu of payment of all or a portion of the non-employee director’s regular annual retainer or other similar cash-based payments. For the avoidance of doubt, neither awards granted or compensation paid to a non-employee director for services rendered as an employee or consultant nor any amounts paid to a non-employee director as a reimbursement of an expense will count against the foregoing.
Prohibition of Repricing without Stockholder Approval
The Amended 2003 Plan expressly provides that, without the approval of the Company’s stockholders, the Company may not reduce the exercise price of any option or SAR granted under the Amended 2003 Plan or cancel an outstanding option or SAR having an exercise price that exceeds the fair market value of the underlying shares in exchange for cash, another option, SAR, restricted stock, RSUs or other award, unless the exchange occurs in connection with a corporate transaction, as described below.
Terms and Conditions of Awards
The Amended 2003 Plan provides for the grant of awards in the form of stock options, SARs, restricted stock, RSUs, performance shares, performance units, and dividend equivalent rights. Stock options granted under the Amended 2003 Plan may be either incentive stock options complying with Section 422 of the Code or nonqualified stock options. Incentive stock options may be granted only to employees.
Each award must be evidenced by an award agreement designating the type of award granted. Stock options must be designated as either incentive stock options or nonqualified stock options. However, to the extent that the aggregate fair market value of shares of Common Stock subject to options designated as incentive stock options which become exercisable by an employee for the first time during any calendar year exceeds $100,000, such excess options are treated as nonqualified stock options. The term of any award granted under the Amended 2003 Plan may not exceed eight years, provided that the term of an incentive stock option granted to an employee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company may not exceed five years.
Awards may be granted with such vesting conditions, including satisfaction of performance criteria, as are determined by the 2003 Plan Administrator. The Amended 2003 Plan establishes the following business criteria upon which the 2003 Plan Administrator may base performance goals for purposes of granting performance-based Awards: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added, (xvii) market share, (xviii) personal management objectives, and (xix) other measures of performance selected by the 2003 Plan Administrator. The Amended 2003 Plan also provides that the 2003 Plan Administrator may provide at the time of grant for the adjustment of the performance goals to include or exclude any objectively determinable components of any performance measure.
Exercise Price of Options and SARs
Stock options and SARs must have an exercise price per share that is not less than 100% of the fair market value of a share of Common Stock on the date the option is granted, except that in the case of incentive stock options granted to an employee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company such exercise price may not be less than 110% of the fair market value of a share of Common Stock on the date the option is granted. The exercise price is generally payable in cash, by check, through the surrender of shares of Common Stock or, in the case of options, by means of a broker-assisted sale and remittance procedure.
Equity Programs
Under the Amended 2003 Plan, the 2003 Plan Administrator may establish one or more programs to permit selected participants the opportunity to elect to defer receipt of consideration payable under an award. The 2003 Plan Administrator also may establish separate programs for the grant of particular forms of awards to one or more classes of participants.
Minimum Vesting
All awards granted under the Amended 2003 Plan after the plan becomes effective. will have a minimum vesting period of one-year measured from the date of grant; provided, however, that up to 5% of the shares available for future distribution under the Amended 2003 Plan on the date the plan becomes effective may be granted without such minimum vesting requirement. Further, this minimum vesting requirement will not limit (i) the Company’s ability to grant awards that contain rights to accelerated vesting on a termination of employment or service (or to otherwise accelerate vesting), or (ii) any rights to accelerated vesting in connection with a change of control.
Dividends and Dividend Equivalents
The 2003 Plan Administrator may credit any holder of an award granted under the Amended 2003 Plan with dividends or dividend equivalents in an amount equal to the value of all dividends paid on one share of Common Stock for each share represented by the award. However, any such dividends or dividend equivalents may not be paid until the underlying share or unit vests. The value of dividends or dividend equivalents payable with respect to awards that do not vest must be forfeited.
Termination of Service
A participant in the Amended 2003 Plan whose service with the Company terminates may exercise an award only to the extent and only within the time period provided in the award agreement. Any award designated as an incentive stock option not exercised within the time permitted by Section 422 of the Code following the participant’s termination of employment will be treated as a nonqualified stock option.
Transferability of Awards
Incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the participant only by the participant. Other awards may be transferred only by will or by the laws of descent and distribution, or by gift or domestic relations order to the participant’s immediate family in a manner determined by the 2003 Plan Administrator. The Amended 2003 Plan permits the designation of beneficiaries by holders of awards.

Change in Capitalization
Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by outstanding awards, the number of shares of Common Stock that have been authorized for issuance under the Amended 2003 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of Common Stock that may be granted subject to awards to any participant in a fiscal year, and the like, will be proportionally adjusted in the event of (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification or similar event affecting the Common Stock, or (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. In addition, the 2003 Plan Administrator is authorized to provide for such adjustments in connection with any other transaction with respect to Common Stock, including a merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction.
Corporate Transactions
Outstanding awards will terminate upon the consummation of a corporate transaction (as described below) except to the extent that they are continued by the Company or assumed by the successor entity or its parent. Except as otherwise provided by the award agreement, the vesting of an outstanding award will be accelerated in full if it is not continued by the Company or assumed or replaced by the successor entity or its parent in connection with a corporate transaction. The Amended 2003 Plan provides that a corporate transaction includes (i) the sale of all or substantially all of the Company’s assets, (ii) the complete dissolution or liquidation of the Company, (iii) a merger or consolidation in which the Company is not the surviving entity, (iv) any reverse merger in which the Company is the surviving entity but in which securities possessing more than 40% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger, or (v) the acquisition in a single or series of related transactions by any person or related group of persons of beneficial ownership of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities.
Amendment, Suspension or Termination of the Amended 2003 Plan
The Board may at any time amend, suspend or terminate the Amended 2003 Plan. The Amended 2003 Plan will terminate automatically on November 13, 2029. To the extent necessary to comply with applicable law and listing requirements, the Company will obtain stockholder approval of any amendment to the Amended 2003 Plan. The Board may unilaterally amend the Amended 2003 Plan or any award agreement, retroactively or otherwise, in order to conform the Amended 2003 Plan or award agreement to any present or future law, regulation or rule applicable to the Amended 2003 Plan, including Section 409A of the Code. Section 409A establishes certain requirements applicable to nonqualified deferred compensation and imposes tax penalties on such deferred compensation that does not satisfy these requirements. Certain awards granted under the Amended 2003 Plan may be deemed to constitute deferred compensation and will be required to comply with the requirements of Section 409A.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Amended 2003 Plan and is based upon the federal income tax laws in effect on the date of this proxy statement and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.
Nonqualified Stock Options
The grant of a nonqualified stock option under the Amended 2003 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonqualified stock option, the participant is subject to income tax at the rate applicable to ordinary compensation income on the excess of the fair market value on the date of exercise of the shares acquired over the exercise price paid. If the participant is an employee, this income will be subject to withholding of federal income and employment taxes. The Company generally will be entitled to an income tax deduction in the amount of the income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Code (including, without limitation, Section 162(m)). Any gain or loss realized by the participant upon a subsequent disposition of the shares will be a long- or short-term capital gain or loss, depending on whether the shares are held for more than one year following exercise of the option. The Company does not receive a tax deduction for any such gain.
Incentive Stock Options
The grant of an incentive stock option under the Amended 2003 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no taxable income for regular tax purposes upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the incentive stock option was granted or within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price paid. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price paid, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price paid. Any gain in excess of the amount taxed as ordinary income will be treated as a long- or short-term capital gain, depending on whether the shares were held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Code (including, without limitation, Section 162(m)).
In general, the difference between the exercise price paid and the fair market value of the shares on the date when an incentive stock option is exercised is treated as an adjustment in computing income that may be subject to the alternative minimum tax, which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.
Stock Appreciation Rights
A participant recognizes no taxable income upon the receipt of a SAR. Upon the exercise of a SAR, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of Common Stock on the exercise date over the award’s base price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the SAR, except to the extent such deduction is limited by applicable provisions of the Code (including, without limitation, Section 162(m)). Any gain or loss on participant’s subsequent disposition of the shares will be a long- or short-term capital gain or loss, depending on whether the shares have been held for more than one year following exercise of the SAR. The Company does not receive a tax deduction for any such gain.
Restricted Stock
A participant who acquires shares under a restricted stock award will generally recognize ordinary income on the difference between the amount paid for the shares, if anything, and their fair market value on the date that the restrictions lapse. If the participant is an employee, this income will be subject to withholding of federal income and employment taxes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Code (including, without limitation, Section 162(m)). Any gain or loss on the recipient’s subsequent disposition of the shares will be a long- or short-term capital gain or loss, depending on whether the shares have been held for more than one year since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.
Recipients of restricted stock awards may make an election under Section 83(b) of the Code to recognize as ordinary income in the year that such shares are granted at the amount equal to the excess of the fair market value on the date of their issuance over the price paid for such shares, if any. If this election is made, the participant will recognize no additional compensation income when the restrictions on the shares lapse. Any gain or loss on the subsequent disposition of the shares will be a long- or short-term capital gain or loss, depending on whether the shares have been held for more than one year since they were acquired by the participant. An election under Section 83(b) of the Code must be made, if at all, within thirty days following the date on which the shares of restricted stock were issued to the participant.
Restricted Stock Units, Performance Shares and Performance Units
A participant generally will recognize no income upon the receipt of a RSU, performance share or performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any unrestricted shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of federal income and employment taxes. If the participant receives performance shares, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of unrestricted shares on the date they were issued, will be taxed as a long- or short-term capital gain or loss, depending on whether the shares have been held for more than one year since they were acquired by the participant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Code (including, without limitation, Section 162(m)).
Dividends and Dividend Equivalents
Because RSUs and performance unit awards are not actual, issued shares of our Common Stock, recipients do not have the rights of a stockholder, but these awards may provide for the payment of dividend equivalents. Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to such awards. If the participant is an employee, such income is subject to withholding of federal income and employment taxes. The Company is entitled to an income tax deduction in the amount of the income recognized by a participant, except to the extent such deduction is limited by applicable provisions of the Code (including, without limitation, Section 162(m)).

Section 162(m) of the Code
Section 162(m) of the Code generally limits the tax deductibility of compensation paid to any “covered employee,” which includes certain executive officers to $1 million per year.
New Amended 2003 Plan Benefits
The Amended 2003 Plan does not provide for set benefits or amounts of awards and we have not approved any awards that are conditioned on stockholder approval of the Amended 2003 Plan. However, as discussed in further detail in the section entitled “Director Compensation”, each of our current non-employee directors is entitled to receive a grant of RSUs every year on the date of our Annual Meeting of stockholders for the number of shares determined by dividing $200,000 by the 30 calendar day average stock price prior to the date of grant, which vest on the first anniversary of the grant date. As of the date of the Annual Meeting, such awards will be granted under the Amended 2003 Plan. The following table summarizes the aggregate value of the shares that our current non-employee directors as a group will receive if they remain a director following the Annual Meeting and highlights the fact that none of our executive officers (including our named executive officers) or employees will receive any set benefits or awards that are conditioned upon stockholder approval of the Amended 2003 Plan. All other future awards to directors, executive officers, employees and consultants of the Company under the Amended 2003 plan are discretionary and cannot be determined at this time.

Name of Individual or Group (1)	Dollar Value	Number of Shares
Oleg Khaykin President and Chief Executive Officer	—	—
Amar Maletira Executive Vice President and Chief Financial Officer	—	—
Luke Scrivanich Senior Vice President & General Manager, Optical Security and Performance Products	—	—
Paul McNab Executive Vice President and Chief Marketing & Strategy Officer	—	—
Gary Staley Senior Vice President, Global Sales, Network Service Enablement	—	—
All current executive officers as a group	—	—
All current directors who are not executive officers as a group (1)	$1,400,000	—
All employees, including all current officers who are not executive officers, as a group	—	—
____________

(1)
We have assumed the dollar value of each non-director’s RSU grant to be $200,000. Number of shares will not be determinable until the grant date. See the section entitled “Director Compensation” for more information.

Awards Granted Under the 2003 Plan to Certain Persons
The following table shows, as to each of our named executive officers and the other individuals and groups indicated, the number of shares of Common Stock subject to stock awards that have been granted (even if not currently outstanding) since its inception through August 31, 2019. On August 30, 2019, the closing price per share of our Common Stock was $13.89.

2003 Equity Incentive Plan

Name of Individual or Group (1) (2)	Number of Shares
Oleg Khaykin (3) President and Chief Executive Officer	1,306,358
Amar Maletira Executive Vice President and Chief Financial Officer	1,010,818
Luke Scrivanich Senior Vice President & General Manager, Optical Security and Performance Products	1,149,664
Paul McNab Executive Vice President and Chief Marketing & Strategy Officer	692,040
Gary Staley Senior Vice President, Global Sales, Network Services Enablement	155,000
All current executive officers as a group	5,236,384
All current directors who are not executive officers as a group (4)	1,259,153
Each nominee for election as a director
Keith Barnes	219,682
Richard Belluzzo	361,590
Laura Black	34,354
Tor Braham	103,910
Timothy Campos	145,650
Donald Colvin	103,910
Masood Jabbar	290,057
Oleg Khaykin	1,306,358
All employees, including all current officers who are not executive officers, as a group (5)	146,755,963
____________

(1)
No awards have been granted under the 2003 Plan to any associate of any of our directors (including nominees) or executive officers, and no person received 5% or more of the total awards granted under the 2003 Plan since its inception.

(2)	Shares of Common Stock subject to stock awards granted prior to the Spin-off are reflected on an as-converted basis using the conversion ratio of 1.7902 established at the time of the Spin-off.

(3)	Also a nominee for election as a director.

(4)	Each of the current directors is also a nominee for election as a director.

(5)	Includes 72,504,609 shares of JDS Uniphase Corporation, our predecessor company that were converted using the conversion ratio of 1.7902 established at the time of the Spin-off.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2003 PLAN

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to the Company with respect to the beneficial ownership as of August 31, 2019, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company’s Common Stock, (ii) each director and nominee, (iii) the Company’s named executive officers, and (iv) all current directors and executive officers as a group.
As of August 31, 2019, there were 230,091,966 shares of the Company’s Common Stock outstanding. The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of securities as to which such person has no economic interest.

	Number of Shares Beneficially Owned
Name	Number	Percentage
5% or more Stockholders (1)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055 (2)	35533917	15.4%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355 (3)	23965780	10.4%
Directors and Executive Officers
Oleg Khaykin (4)	622267	*
Amar Maletira (5)	443031	*
Paul McNab (6)	44559	*
Luke Scrivanich (7)	75295	*
Gary Staley(8)	49720	*
Richard E. Belluzzo	190654	*
Keith Barnes	98471	*
Laura Black	16611	*
Tor Braham	86167	*
Timothy Campos	124122	*
Donald Colvin	86167	*
Masood A. Jabbar	197976	*
All directors and executive officers as a group (12 persons) (9)	2035040	*

*	Less than 1%.

1.	Based on information set forth in various Schedule 13 filings with the SEC current as of August 31, 2019 and the Company’s outstanding common stock data as of August 31, 2019.

2.
Based on information reported, as of December 31, 2018, on Schedule 13G/A filed with the SEC on February 11, 2019 by BlackRock, Inc. and certain of its subsidiaries (collectively, “BlackRock”). According to its Schedule 13G/A, BlackRock reported having the sole power to vote or direct the vote over 34,978,651 shares and dispositive power over 35,533,917 shares beneficially owned.

3.
Based on information reported, as of December 31, 2018, on Schedule 13G/A filed with the SEC on February 11, 2019 by The Vanguard Group (“Vanguard”). According to its Schedule 13G/A, Vanguard reported having the sole power to vote or direct the vote over 314,650 shares, the sole power to dispose of or to direct the disposition of 23,620,805 shares and the shared power to dispose or to direct the disposition of 344,975 shares and the shared power to vote or direct the vote over 55,638 shares.

4.
Includes (i) 137,943 MSUs and (ii) 22,500 PSUs which vest within 60 days of August 31, 2019. PSUs were granted on August 28, 2017 and earned in fiscal 2019 and will vest at 100% of the target number of shares. MSUs are reported at 100% of the target number of shares scheduled to vest within 60 days of August 31, 2019. The actual number of shares that vest will range from 0% to 150% of the target amount.

5.	Includes (i) 47,728 RSUs, (ii) 108,394 MSUs and (iii) 11,250 PSUs which vest within 60 days of August 31, 2019.

6.	Includes 29,834 MSUs which vest within 60 days of August 31, 2019.

7.	Includes 29,000 MSUs which vest within 60 days of August 31, 2019.

8.	Includes 26,411 MSUs which vest within 60 days of August 31, 2019.

9.	Includes (i) 47,728 RSUs, (ii) 331,582 MSUs and (iii) 33,750 PSUs which vest within 60 days of August 31, 2019.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
In this section, we discuss and analyze the compensation programs applicable to our named executive officers (“NEOs”), who in fiscal year 2019 were:

•	Oleg Khaykin, President and Chief Executive Officer (“CEO”);

•	Amar Maletira, Executive Vice President and Chief Financial Officer (“CFO”);

•	Paul McNab, Executive Vice President and Chief Marketing & Strategy Officer;

•	Luke Scrivanich, Senior Vice President Optical Security & Performance Products; and

•	Gary Staley, Senior Vice President, Global Sales, Network and Service Enablement (“NSE”)
Executive Summary
Performance Overview
In fiscal year 2019, VIAVI continued to successfully execute on its company transformation strategy, exceeding non-GAAP profitability targets and fueling revenue growth. VIAVI’s GAAP revenue of $1.13 billion represented a 29.1% increase year-over-year, driven by 27.9% revenue growth in the NSE business segment and a 32.6% increase in Optical Security and Performance Products (“OSP”).
VIAVI met or exceeded its fiscal year 2019 financial outlook, set in September 2016 during the Analyst Day 2016 event.1 VIAVI achieved fiscal year 2019 results as follows:

•	GAAP operating margin of 6.0%, up 580 bps year-over-year;

•	Non-GAAP operating margin of 17.5%, in range with its target of 17% to 19%;

•	GAAP earnings per share (“GAAP EPS”) were $0.03, up $0.24 or 114.3% year-over year; and

•	Non-GAAP earnings per share (“non-GAAP EPS”) were $0.68, exceeding the target range of $0.45 to $0.55[2].
The acquisition of the AvComm and Wireless, test and measurement businesses from Cobham plc, in the second half of fiscal year 2018, drove significant fiscal year 2019 revenue growth for 5G wireless lab and production test equipment.
The OSP business segment saw further revenue expansion in its 3D Sensing products as the technology adoption extended to multiple product lines and new customers, more than doubling from the prior fiscal year.
Today, the Company is substantially different than it was prior to the spin-off of Lumentum, with over half its overall revenue currently derived from products with strong secular growth, namely 5G, Fiber and 3D Sensing. In comparison, in fiscal year 2015, there was minimal secular growth in both NSE and OSP end markets.
When setting executive compensation for fiscal year 2019, the Compensation Committee of the Board (the “Committee”) considered a comprehensive set of factors, including:

•	The Company’s performance in the prior fiscal year and the prior two-year period, in keeping with the Company’s focus on long-term growth and performance.

•	Individual factors, including tenure, experience, performance, expected contributions as well as development and execution of the Company’s long-term strategy.

•	The achievements of our NEOs and other executives on execution of strategic transactions and other growth initiatives.

•	The importance of retaining certain individuals considering their prior contributions and in recognition of the importance of continuity in achieving the Company’s goals during fiscal year 2019.
In awarding compensation for Mr. Khaykin, our CEO and Mr. Maletira, our CFO, the Committee recognized the importance of retaining individuals with the skills required to continue the Company’s transformative efforts and drive future growth.
Compensation Best Practices
We maintain the following corporate governance and executive compensation policies and practices which support our “pay-for-performance” philosophy and help manage our compensation risks:

✓	The Committee is comprised solely of independent directors.

✓	The Committee has engaged an external compensation consultant, whom the Committee has determined to be independent, to assist the Committee with its review of executive compensation.

✓	Annual equity awards granted to our executive officers include performance-based awards comprising up to 50% of the executive’s overall equity allocation.

✓	We do not provide perquisites to any of our executive officers.

✓	We maintain a “clawback” policy that applies to both cash incentives and equity awards.

✓	We prohibit our executive officers from engaging in speculative transactions involving Company stock.

✓
We maintain stock ownership guidelines that require our directors and executive officers to maintain an equity interest in Company stock that is between one and three times their base salary (or cash retainer in the case of directors).

We avoid the following practices to maintain strong corporate governance and stockholder value:

✗	No repricing or repurchasing of underwater stock options without stockholder approval.

✗	No pledging or hedging of Company securities.

✗	No “single trigger” change of control acceleration of vesting for equity awards.

✗	No excessive perquisites or severance benefits.

✗	No golden parachute tax “gross-ups.”

✗	No executive pension plan (unless required by applicable law) or supplemental executive retirement plan.

___________________________
1 The Company posted its Analyst Day 2016 investor slides on its investor website (https://investor.viavisolutions.com) and furnished the slides in a Current Report on Form 8-K filed on September 15, 2016.
2 GAAP operating margin and GAAP EPS are reported in the Company’s Annual Report on Form 10-K for the year ended June 29, 2019. Non-GAAP operating margin and non-GAAP EPS are reported in the Company’s Current Report on Form 8-K filed with the SEC as of August 15, 2019, which includes additional information regarding how non-GAAP operating margin and non-GAAP EPS are calculated and reconciled to GAAP operating margin and GAAP EPS

Significant Portion of Fiscal 2019 Compensation Performance-Based
We believe that a significant portion of each executive’s target total direct compensation should be “at risk” and tied to the Company’s attainment of semi-annual, annual and long-term business objectives and the creation of stockholder value. Our fiscal year 2019 performance-based pay for our NEOs is summarized below:
Fiscal Year 2019 Incentive Pay Outcomes

Named Executive Officer	Fiscal Year 2019 VPP Outcome	Fiscal Year 2019 MSUs Achievement/Earned	Fiscal Year 2019 MSUs Reason	Fiscal Year 2019 PSU Achievement/ Vesting(2)	Fiscal 2019 PSU Reason
Oleg Khaykin	$1,056,681	141.5% of CEO FY 2016 MSUs (3rd tranche) earned (1)	71.6 percentile TSR ranking	50% of outstanding shares vested	Performance objective achieved.
		133.3% of FY 2017 MSUs (2nd tranche) earned	68.3 percentile TSR ranking
		99% of FY 2018 MSUs (1st tranche) earned	54.7 percentile TSR ranking
Amar Maletira	$452,093	150% of FY 2016 MSUs (3rd tranche) earned	83.8 percentile TSR ranking	50% of outstanding shares vested	Performance objective achieved.
		133.3% of FY 2017 MSUs (2nd tranche)	68.3 percentile TSR ranking
		99% of FY 2018 MSUs (1st tranche) earned	54.7 percentile TSR ranking
Paul McNab	$303,254	150% of FY 2015 MSUs (4th tranche) earned	83.8 percentile TSR ranking	N/A	N/A
		150% of FY 2016 MSUs (3rd tranche) earned	83.8 percentile TSR ranking
		133.3% of FY 2017 MSUs (2nd tranche) earned	68.3 percentile TSR ranking
		99% of FY 2018 MSUs (1st tranche) earned	54.7 percentile TSR ranking
Luke Scrivanich	$442,680	150% of FY 2016 MSUs (3rd tranche) earned	83.8 percentile TSR ranking	N/A	N/A
		133.3% of FY 2017 MSUs (2nd tranche) earned	83.8 percentile TSR ranking
		99% of FY 2018 MSUs (1st tranche) earned	54.7 percentile TSR ranking
Gary Staley	$150,614	99% of FY 2018 MSUs (1st tranche) earned	54.7 percentile TSR ranking	N/A	N/A

(1)
Mr. Khaykin joined the Company in February 2016 and, as such, his 2016 MSU grant had a base measurement period that differed from the other 2016 recipients employed at the beginning of the 2016 fiscal year, resulting in a different TSR percentile ranking result than the other recipients.

(2)
Fifty percent of the PSU awarded vested upon the achievement of the NSE non-GAAP operating income margin target of 10% or higher achieved in two consecutive fiscal quarters during the performance period.

Approximately 51% of the fiscal year 2019 target total direct compensation opportunities of our CEO and 43% of the fiscal year 2019 target total direct compensation opportunities of our CFO were performance-based and at risk, as illustrated in the charts below:

(3)	The charts reflect target total direct compensation as approved by the Committee at the beginning of fiscal year 2019.
2018 Advisory Vote on Named Executive Officer Compensation
In evaluating our compensation practices in fiscal year 2019, the Committee was mindful of the support our stockholders previously expressed for the Company’s philosophy of linking compensation to operational objectives and the enhancement of stockholder value. At the 2018 Annual Meeting of Stockholders, the Company conducted an advisory vote on the fiscal 2018 compensation of our NEOs. The advisory vote of our stockholders supporting NEO compensation received approximately 98% approval, which our Committee believes reflects strong support for our program. As a result, the Committee retained its general approach to executive compensation, and continued to apply the same general principles and philosophy as in the prior fiscal year in determining the fiscal year 2019 compensation of our NEOs. The Board and the Committee value the opinions of our stockholders and, to the extent that there is any significant vote against the compensation of our NEOs, seek to identify the specific concerns driving negative votes and evaluate whether any actions are necessary to address those concerns. The Board and the Committee will continue to consider stockholder concerns and feedback in the future.
Compensation Philosophy and Elements
Our Executive Compensation Philosophy
The principal objectives of our executive compensation programs are as follows:

•	to attract and retain talented and experienced executives who will achieve the Company’s financial and operational objectives;

•	to motivate and reward executives whose knowledge, skills, and performance are critical to our success and the Company’s performance;

•	to ensure fairness among our executives by recognizing the contributions each executive makes to our success; and

•
to incentivize our executives to manage our business to meet our long-term objectives and the long-term objectives of our stockholders by aligning executive compensation with long-term Company performance.

Elements of Executive Compensation

Elements of Executive Compensation	Objective/Purpose
Base salary	To attract and retain highly-qualified executive talent
Annual cash incentive bonuses	To incentivize and reward achievement of near-term financial and operational business objectives
Equity awards, including time-based restricted stock unit awards (“RSUs”) and market-based restricted stock unit awards (“MSUs”).	To align our executives’ interests with those of our stockholders, drive long-term stockholder value, and reinforce longer-term retention of highly qualified executive talent
The individual elements of each NEO’s compensation package for fiscal year 2019 are summarized below.

Base Salary. The base salary for each NEO is determined on the basis of the following factors: scope of responsibilities, experience, skills, performance, expected future contribution, base salary levels in effect for comparable positions at the companies in the Peer Group (as described on page 42 below under “Use of Peer Group Compensation Data”) and other competitive market factors. Generally, the Committee reviews the base salary levels of our NEOs annually as part of the Company’s performance review process as well as upon a promotion or other change of position or level of responsibility. Merit-based increases to the base salaries of our NEOs (other than our CEO) are recommended by our CEO to the Committee, and all increases are based on the Committee’s (and in the case of our CEO, the Board’s) review and assessment of the factors described above.
The Compensation Committee reviews compensation levels at the beginning of each fiscal year and adjusts as needed based upon market data and executive achievement. The Committee reviewed the base salaries of our executive officers, including our NEOs, for fiscal year 2019 and increased the salaries of our CEO and CFO in light of their contributions in fiscal year 2018, including, among other considerations, the successful execution and integration of the AvComm and Wireless acquisition and to reflect the Committee’s review of current peer and market compensation data. Mr. Staley’s salary was also increased to reflect the Committee’s review of current peer and market compensation data as well as his contributions in fiscal year 2019, including the integration of AvComm and Wireless sales into our global sales organization. The Committee did not increase the salaries of any of our other NEOs because the Committee determined that the existing base salaries were appropriate for each of these NEOs.

Named Executive Officer	Fiscal Year 2018 Base Salary	Fiscal Year 2019 Base Salary	Percentage Increase
Oleg Khaykin	$750,000	$800,000	6.7%
Amar Maletira	$425,000	$500,000	17.7%
Paul McNab	$435,000	$435,000	—
Luke Scrivanich	$372,000	$372,000	—
Gary Staley	$360,000	$375,000	4.2%
Actual base salaries paid to our NEOs in fiscal year 2019 are set forth in the “Salary” column of the Fiscal 2019 Summary Compensation Table on page 44.
Cash Incentive Compensation. In fiscal year 2019, the Company utilized two cash incentive programs, one for the majority of its employees globally, and one for its executive staff, including all of our NEOs, referred to as the Company’s Executive Staff Variable Pay Plan (“Executive VPP”). Under the Executive VPP, incentive bonuses are determined based on our actual performance as measured against one or more semi-annual performance metrics and paid semi-annually. These awards are designed to incentivize and reward performance and achievement of the Company’s objectives for the fiscal year.
During fiscal year 2019, for purposes of the Executive VPP, the Company maintained separate performance metrics and related target levels for executive staff, including the NEOs who are employed by the Company’s (i) OSP business segment (“OSP VPP”), (ii) NSE business segments (“NSE VPP”), (iii) NSE sales (“NSE Sales VPP), and (iv) corporate department (“Corporate VPP”).
Each participant in the Executive VPP is assigned a target incentive opportunity (“TIO”) equal to a percentage of his or her base salary, based, generally, upon the individual’s pay grade level within the Company. Each NEO’s TIO is annually reviewed by the Committee and compared against the target incentive opportunities in effect for comparable positions at the companies in our Peer Group. The Committee also considers the factors as described on page 42 below under “Use of Peer Group Compensation Data.” For fiscal year 2018 and fiscal year 2019 the TIOs for each of our NEOs were as follows:

Named Executive Officer	Executive VPP NEO Participates in for FY 19	Fiscal Year 2018 Target Incentive Opportunity	Fiscal Year 2019 Target Incentive Opportunity	Percentage Increase
Oleg Khaykin	Corporate VPP	100%	120%	20%
Amar Maletira	Corporate VPP	85%	85%	—
Paul McNab	NSE VPP	85%	85%	—
Luke Scrivanich	OSP VPP	85%	85%	—
Gary Staley	NSE Sales VPP	75%	75%	—
NSE VPP
Mr. McNab participated in the NSE VPP. The incentive bonuses for the participants in the NSE VPP were based upon an NSE non-GAAP operating profit goal weighted at 40%, an NSE revenue goal weighted at 40% and individual goals weighted at 20%. Based on the size of the pool, established under the Company’s Annual Operating Plan (the “Company’s AOP”), and depending on the extent to which the operating profit and revenue goals are achieved, participating employees could receive a percentage of their TIO from 0% to 150% of TIO and up to 100% with respect to the individual goals.

NSE Operating Profit as a % of Target	NSE Revenue as a % of Target	% of TIO
0% - 76%	0% - 96%	0%
>76% - 168%	>96% - 112%	0% to 150%
The actual incentive bonus payments under the NSE VPP could be increased or decreased by up to 25% based upon the discretion of our CEO. Our CEO did not exercise this discretion with respect to Mr. McNab’s incentive bonus payment for fiscal year 2019.
NSE Sales VPP
Mr. Staley participated in the NSE Sales VPP. The incentive bonuses for the participants in the NSE Sales VPP were based upon an NSE revenue goal weighted at 40%, an NSE bookings goal weighted at 40% and individual goals weighted at 20%. Based on the size of the pool, established under the Company’s AOP, and depending on the extent to which the bookings and revenue goals are achieved, participating employees could receive a percentage of their TIO from 0% to 150% of TIO with respect to the bookings and revenue goals and up to 100% with respect to the individual goals.

NSE Bookings as a % of Target	NSE Revenue as a % of Target	% of TIO
0% - 96%	0% - 96%	0%
>96% - 112%	>96% - 112%	0% to 150%
The actual incentive bonus payments under the NSE Sales VPP could be increased or decreased by up to 25% based upon the discretion of our CEO. Our CEO did not exercise this discretion with respect to Mr. Staley’s incentive bonus payment for fiscal year 2019.
OSP VPP
Mr. Scrivanich participated in the OSP VPP. The incentive bonuses for the participants in the OSP VPP were based upon an OSP revenue goal weighted at 40%, an OSP non-GAAP operating profit goal weighted at 40% and individual goals weighted at 20%. Based on the size of the pool, established under the Company’s AOP, and depending on the extent to which the operating profit and revenue goals are achieved, participating employees could receive a percentage of their TIO from 0% to 150% of TIO with respect to the operating profit and revenue goals and up to 100% with respect to the individual goals.

OSP Operating Profit as a % of Target	OSP Revenue as a % of Target	% of TIO
0% - 92%	0% - 94%	0%
>92% - 116%	>94% - 111%	0% to 150%
The actual incentive bonus payments under the OSP VPP could be increased or decreased by up to 25% based upon the discretion of our CEO. Our CEO did not exercise this discretion with respect to Mr. Scrivanich’s incentive bonus payment for fiscal year 2019.
Corporate VPP
Mr. Khaykin and Mr. Maletira participated in the Corporate VPP. The incentive bonuses for participants in the Corporate VPP were calculated based upon our company-wide performance and individual goals and included a weighted Company non-GAAP operating profit goal weighted at 40%, a weighted Company revenue goal weighted at 40% and individual goals weighted at 20%. Based on the size of the pool, and depending on the extent to which the operating profit and revenue goals are achieved, Mr. Khaykin and Mr. Maletira could receive a percentage of their TIO from 0% up to 150% of TIO with respect to the Company non-GAAP operating profit goal and Company revenue goal and from 0% up to 100% of TIO with respect to the individual goals.
The actual incentive bonus payments to participants under the Corporate VPP (other than for our CEO) could be increased or decreased by up to 25% at the discretion of our CEO. Our CEO did not exercise this discretion to adjust the actual bonus payments under the Corporate VPP for fiscal year 2019. (4)
________________________________________________________________________________________________________

(4)
The methods for determination of the actual Executive VPP are recommended by management and reviewed and approved by the Committee (and, with respect to our CEO’s participation in the Corporate VPP, the independent members of the Board). The operating income, bookings and revenue targets utilized for purposes of determining payments under the Executive VPP reflect the actual financial and business performance objectives, projections and estimates approved by the Board and used by management and the Board for purposes of annual financial and business planning and analysis. As such, the targets reflect the Company’s analyses, expectations and objectives for its financial, operating and overall business performance, taking into consideration then current forecasted economic conditions, the outlook for the industry and the Company’s businesses, technology and new product development, and strategic objectives intended to drive growth in long-term stockholder value, among other factors. Due to the confidential and commercially sensitive nature of these analyses, expectations and objectives, their specific disclosure could result in competitive harm to the Company. It is for this reason that they are not disclosed. The use of financial metrics and defined operating objectives for the establishment of the Company’s incentive bonus performance criteria is intended to set challenging goals and is designed to ensure that all participants, including our NEOs, are focused on operating the Company in a disciplined manner in accordance with the Committee’s and Board’s compensation objectives as discussed above.
2019 VPP Payout
The actual semi-annual Executive VPP payment to each participant was calculated based upon the following formula (excluding the exercise of CEO and Board discretion):
Actual achievement for the Company financial targets for each half of fiscal year 2019 was as follows:

	H1 FY19 VPP Achievement				H2 FY19 VPP Achievement
NSE	NSE Sales	OSP	Corporate	NSE	NSE Sales	OSP	Corporate
83%	60%	140%	113%	81%	49%	140%	111%
Each of the NEOs achieved his individual goal at 100%. Actual incentive payments awarded to our NEOs in fiscal year 2019 under the Executive VPP are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
Discretionary Bonuses
In August 2018, the Committee awarded our CFO a one-time discretionary cash bonus in the amount of $180,000 in consideration of his execution and integration of the AvComm and Wireless acquisition, which significantly strengthened our competitive position in 5G deployment and diversified the company into military, public safety and avionics test markets.
Long-Term Incentive Compensation. The Committee provides long-term incentive compensation opportunities primarily in the form of time-based restricted stock unit awards (“RSUs”) and market-based restricted stock unit awards (“MSUs”) under the Company’s Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”). In 2017, the Committee also granted to our CEO and CFO certain performance stock unit awards under the 2003 Plan tied to an NSE non-GAAP operating income margin rate target (“PSUs”), as described below. The Committee believes that stock-based compensation aligns the interests of our NEOs with long-term stockholder value creation. The Committee also believes stock-based compensation provides the Company with an important long-term retention tool in a highly competitive market for executive talent.
Award-Setting Process
The number of shares of our common stock subject to each equity award is set by the Committee at a level intended to create a meaningful opportunity for stock ownership and resulting compensation opportunity based on each executive officer’s current position with the Company, the average size and potential returns of comparable awards made to executive officers in similar positions within the industry and at the companies in the Peer Group, his or her potential for increased responsibility and promotion over the award term and his or her individual performance in recent periods. The Committee also considers the value of outstanding vested and unvested equity awards held by the executive officer in order to maintain an appropriate level of equity incentives for that executive officer. Further, the Committee considers the number of shares of our common stock which would be subject to the proposed equity awards to our individual NEOs for consistency with the Company’s objective to limit actual net dilution attributable to equity awards to all Company employees to at or below a long-term average of less than 3% per year.

➢	To ensure equity awards are aligned with the Company’s commitment to “pay-for-performance,” it is generally the case that:

•
at least 50% of the target number of shares of all equity awards granted to our NEOs are performance-based and are earned or otherwise vest based on the achievement of one or more pre-established performance objectives; and

•	criteria applicable to such performance-based equity awards are disclosed in the proxy statement for each applicable fiscal year.

➢
All of the equity awards granted to our NEOs in fiscal year 2019 complied with our standard as described above, except the equity awards granted to Mr. Maletira and Mr. Staley, each of whom received an additional retention grant of time-based RSUs.

Fiscal Year 2019 Equity Awards

The 2019 Equity Compensation Program for our CEO and CFO consisted of a mix of time-based RSUs and performance-based MSUs, of which 50% of the target number of shares of the CEO’s equity awards and 40% of the target number of shares of the CFO’s equity awards were performance-based. Under this program, the Committee granted the following equity award to our CEO and CFO for fiscal year 2019:

Named Executive Officer	Time-Based RSU Awards (# of shares)	MSU Awards (target # of shares)	PSU Awards (target # of shares)	Target Value of Equity Award (1)
Oleg Khaykin	206,421	206,421		$4,739,426
Amar Maletira	100,000	70,000		$1,951,600
The 2019 Equity Compensation Program for the rest of our NEOs consisted of a mix of time-based RSUs and performance-based MSUs, each equally weighted, except for Mr. Staley who received an additional time-based RSU retention grant. Under this program, the Committee granted the following equity award to our remaining NEOs for fiscal year 2019:

Named Executive Officer	Time-Based RSU Awards (# of shares)	MSU Awards (target # of shares)	Target Value of Equity Award (1)
Paul McNab	30,000	30,000	$688,800
Luke Scrivanich	30,000	30,000	$688,800
Gary Staley	50,000	30,000	$918,400

(1)	Based upon the closing price per share of our common stock of $11.48 on August 28, 2018, the grant date.
MSU Awards
The MSUs that will be earned and vest will be based on the Company’s total stockholder return (“TSR”) relative to the performance of the component companies in the Nasdaq Telecommunications Index (the “Nasdaq Telecom Index”), with three overlapping performance periods with 1/3rd of the share earned based on relative TSR measured over one-year, two-year and three-year measurement periods ending on September 15, 2019, September 15, 2020 and September 15, 2021, respectively.
The TSR for each period will be compared against the period of August 1, 2018 to September 15, 2018. The MSU award will be divided into three equal tranches, with one tranche assigned to each measurement period.
The actual number of shares of our common stock that are earned and vest will be determined by the Committee after the end of each measurement period based on the relative TSR for the period and will range from 0% to 150% of the target amount for that period. In order to vest in 100% of the target number of shares subject to the MSUs, the Company’s TSR must be at the 55th percentile of the Nasdaq Telecom Index for each measurement period.
The actual percentage of shares earned will be determined by the Committee at the end of each year of the overall three-year performance period for the MSUs and will be interpolated on a linear basis for performance between threshold and target for each level of achievement as follows:

Performance Threshold/Target	Shares Earned
0-25th Percentile	0% of Target Shares
25th-55th Percentile	0%-100% of Target Shares
55th-100th Percentile	100%-150% of Target Shares
Each earned unit converts into one share of common stock on the vesting date.
MSUs Earned — Fiscal Year 2017 through Fiscal Year 2019
The following table shows the MSUs earned by our NEOs in fiscal year 2017 through fiscal year 2019.

	Earned in Fiscal Year	TSR Ranking	Payout %	Total MSUs Earned (1)
Various MSUs	FY17	82.4	150.00%	231,699
Various MSUs	FY18	91.5	150.00%	261,101
		84.4	150.00%
Various MSUs	FY19	83.8	150.00%	361,969
		68.3	133.3%
		54.7	99.00%
CEO MSUs	FY17	69.1	135.25%	39,069
CEO MSUs	FY18	82.1	150.00%	72,034
CEO MSUs	FY19	71.6	141.50%	40,874

(1)	Includes any earned shares granted under new hire and annual MSU awards.
RSU Awards
For newly hired employees, the RSUs vest in four equal annual installments commencing on the first anniversary of the date of grant and for focal grants made as part of the Company’s annual review process, the RSUs vest over three years, with 1/3rd vesting on the first anniversary of the date of grant and the remaining 2/3rds vesting quarterly thereafter, with all RSU vesting subject to the NEO’s continued employment through each vesting date.
CEO and CFO Performance Stock Unit Grants
On August 25, 2017, the Committee approved the grant of 90,000 performance-based RSUs (“PSUs”) to Mr. Khaykin and 45,000 PSUs to Mr. Maletira, in each case, effective as of August 28, 2017. The PSUs were to be earned and vest upon achievement of an NSE non-GAAP operating income margin rate target at or above 10% (the “Achievement Metric”) for two consecutive fiscal quarters within the period commencing on the first day of the second quarter of fiscal year 2018 and ending on the last day of the third quarter of fiscal year 2019 (the “Measurement Period”). The Achievement Metric is structured such that the inclusion of the financial results of any acquired entities requires Committee approval. Upon determination by the Committee that the Achievement Metric has been satisfied, 50% of each executive officer’s PSUs will vest on such determination date; 25% of each executive officer’s PSUs will vest 24 months from the first day of the Measurement Period; and 25% of each executive officer’s PSUs will vest 36 months from the first day of the Measurement Period. The earned and vested PSUs will be settled for shares of our common stock as soon as practicable following the date on which the PSUs vest. The vesting and settlement of the PSUs is subject to the executive officer being continuously employed through each vesting date.
In the second quarter of fiscal year 2019, the Company achieved an operating income margin rate of 14.7%, including AvComm and Wireless and in the third quarter of fiscal year 2019, the Company achieved an operating income margin rate of 10.1%, including AvComm and Wireless5. In May 2019, the Committee determined that the Achievement Metric was achieved for two consecutive fiscal quarters of the Measurement Period. Accordingly, 45,000 (50%) of Mr. Khaykin’s PSUs and 22,500 (50%) of Mr. Maletira’s PSUs vested during fiscal year 2019 in accordance with the terms of the PSU grants. The remaining shares are subject to time-based vesting as set forth above and subject to the executive officer being continuously employed through the applicable vesting date.
Health and Welfare Benefits; Perquisites and Other Personal Benefits
We believe that our executives should not operate under different standards than our other employees. Accordingly, the Company’s healthcare, insurance, and other welfare and employee benefit programs are the same for all eligible employees, including our executives. The Company generally does not have programs for providing perquisites or other personal benefits to our NEOs, such as defraying the cost of financial or legal advice, personal entertainment, recreational club memberships or family travel. The Company has no outstanding loans of any kind with its executive officers, and it expects its officers to be role models under its Code of Business Conduct, which applies equally to all employees.
Compensation Recovery (“Clawback”) Policy
The Committee adopted the “VIAVI Compensation Clawback Policy” (the “Policy”) in February 2010. The Policy applies to cash incentive payments and equity awards provided to Section 16 officers and directors under any applicable Company incentive plan. In the event of fraud or intentional misconduct of any Section 16 officers or directors, the Committee may seek:
____________________________
5GAAP operating margin is reported in the Company’s Quarterly Reports on Form 10-Q for the quarters ended December 29, 2018 and March 30, 2019, respectively. Non-GAAP operating margin was reported in the Company’s Current Reports on Form 8-K filed as of February 5, 2019 and May 2, 2019, respectively, which included additional information regarding how non-GAAP operating margin was calculated and reconciled to GAAP operating margin.

•	repayment of any cash incentive payment;

•	cancellation of unvested or unexercised equity awards; and

•	repayment of any compensation earned on previously exercised equity awards, where such payments, equity awards and/or compensation earned on previously exercised equity awards was predicated on results that were augmented by such fraud or intentional misconduct (“Excess Compensation”), whether or not such activity resulted in a financial restatement.
The Committee will have sole discretion under the Policy, consistent with any applicable statutory requirements, to seek reimbursement of Excess Compensation.
For purposes of the Policy, Excess Compensation will be measured as the positive difference, if any, between the compensation received or earned by an individual subject to the Policy and the compensation that would have been received or earned had the fraud or misconduct not occurred.
Stock Ownership Policy
We maintain formal stock ownership requirements for our executives and the non-employee members of the Board as summarized in the table below.
Stock Ownership Requirements

	Ownership Requirement	Deadline for Compliance
Non-Employee Directors	3x annual cash retainer	5th anniversary of election to the Board
Chief Executive Officer	3x annual base salary	5th anniversary of hire or promotion date
Executive Officers (excluding CEO)	1x annual base salary	5th anniversary of hire or promotion date
On May 25, 2016, the Committee amended the stock ownership requirements to provide that (i) the shares of our common stock that are deemed owned for this purpose include shares owned outright, vested RSUs, and any stock options exercisable within 60 days of the valuation date and (ii) unvested RSUs would no longer count for this purpose.
As of the end of fiscal year 2019, each of our NEOs was in compliance with his or her stock ownership requirement. Under the Company’s stock ownership policy, the Board has the discretion to determine how to address any non-compliance with the policy on a case-by-case basis.
Prohibition on Hedging and Pledging
Both hedging and pledging of Company securities are prohibited by the Company’s Insider Trading Policy.
Equity Award Grant Practices
The Committee generally makes grants, which currently include a mix of RSUs and MSUs as described above, to our NEOs and other members of senior management on a once-a-fiscal year basis. The Committee retains the discretion to make additional awards to our NEOs at other times in connection with the initial hiring of a new officer, for retention, promotion, or as otherwise necessary. New hire equity awards are generally granted on the 15th day of the month immediately following the first day of employment of such new employee.
The Company does not have any program, plan or practice to time equity compensation grants to its executives in coordination with the release of material nonpublic information. The Company has not timed, nor does it plan to time, the release of material nonpublic information for the purpose of affecting the value of executive compensation, nor are the grant of equity awards timed with regard to current share price or factors which may affect future share price.
Payments Upon a Termination of Employment or Change of Control
Khaykin Agreement
The Khaykin Agreement provides that if the Company terminates Mr. Khaykin’s employment without Cause or he terminates his employment for Good Reason (each, as defined in the Khaykin Agreement, an “Involuntary Termination”), Mr. Khaykin will receive certain severance payments and benefits in addition to any accrued payments to which he is entitled, provided that he signs a separation agreement and release of claims.
If an Involuntary Termination occurs within three months prior to, or one year after a Change of Control of the Company (as defined in the Khaykin Agreement), Mr. Khaykin will receive:

•	A lump sum payment equal to 150% of his annual base salary plus 225% of his target annual bonus.

•	Immediate vesting of all equity awards, with performance awards treated as earned at the greater of the target amount or the actual achievement attained as of the termination date.
If an Involuntary Termination occurs during a time that is not within three months before or one year after a Change of Control, or is a termination upon Death or Disability (each as defined in the Khaykin Agreement), Mr. Khaykin will receive:

•
A prorated portion of the Annual Bonus for the fiscal year in which the termination date occurs, which will be determined at the end of the Company’s fiscal year based on the Company’s actual performance.

•	An additional amount equal to the sum of (i) 150% of Mr. Khaykin’s base salary at the time of termination and (ii) 150% of his target Annual Bonus.

•	Immediate vesting of all equity awards to the extent that they would have otherwise vested within 18 months of the termination date, with performance awards treated as earned at the target amount.
Whether or not an Involuntary Termination occurs within one year after a Change of Control, Mr. Khaykin will also be reimbursed for 18 months, the amount equal to the difference between the monthly cost of his COBRA health and dental benefits and the amount he would have been required to contribute for health and dental coverage if he remained an active employee of the Company.
Change of Control Benefits Plan
In December 2015, the Committee adopted a Change of Control Benefits Plan (the “Change of Control Plan”). Pursuant to the Change of Control Plan, eligible executives, including our NEOs (except for Mr. Khaykin), will receive cash payments and accelerated vesting of options and other equity awards in the event of a qualifying termination of employment within 12 months after a change of control of the Company or, in certain cases, a spin-off or sale of the Company’s NSE or OSP operating segments. If the eligible executive has received an MSU award, the vesting will accelerate at 100% of the target amount of the award.
In June 2017, the Committee amended and restated the Change of Control Plan to: (i) extend the term of the plan to the third anniversary of the date of the amendment and restatement, (ii) provide the Committee with additional flexibility in setting entitlements, (iii) provide certain market standard updates to ensure legal compliance, and (iv) eliminate a clawback based on a failed say-on-golden parachute advisory vote.
For a complete summary of the termination and change of control provisions of the Change of Control Plan, please see the section titled “Potential Payments Made Upon Termination or Change of Control” below.
Rationale for Severance and Change of Control Payments and Benefits
Given the nature of the industry in which the Company participates and the range of strategic initiatives that the Company may explore, the Committee believes severance and change of control payments and benefits are an essential element of our executive compensation program and assist the Company in recruiting and retaining talented individuals. In addition, since the Committee believes it may be difficult for our executives to find comparable employment following a termination of employment without cause or resignation with good reason in connection with or following a change of control of the Company, the severance and change of control benefits are intended to ease the consequences to an executive of an unexpected termination of employment. By providing severance and change of control payments and benefits, the Committee believes that it can mitigate the distraction and loss of executives that may occur in connection with rumored or actual fundamental corporate changes and thereby protect stockholder interests while a transaction is under consideration or pending. The Committee also believes that having such arrangements in place can help us attract and retain key employees in a marketplace where these types of arrangements are commonly offered by our peer companies. The severance and change of control payments and benefits that the Company offers have terms that are consistent with those offered at peer companies.
Considerations in Determining Fiscal 2019 NEO Compensation

➢	The Committee considers, among other things, a comprehensive set of factors when determining the compensation of our NEOs, which may include the following:

•
The individual executive’s performance, based on assessments of his or her contributions to the Company’s overall performance, ability to lead his or her business unit or function, to work as part of a team and to reflect the Company’s core values;

•	Internal parity between executives based on his or her duties, responsibilities and contributions to the Company;

•	Each individual executive’s skills, experience, qualifications and marketability;

•	The Company’s performance against financial goals and objectives established by the Committee and the Board;

•	The Company’s performance relative to industry competitors and the Peer Group (as defined below);

•	The positioning of each executive’s compensation in relation to his or her ranking against a competitive market analysis of the Peer Group compensation data;

•	The compensation practices of the Peer Group; and

•	An assessment of each executive’s performance by our CEO, as described below.

➢	Ultimately, the Committee is responsible for the final determination of all compensation for our NEOs other than our CEO, whose compensation is determined by the independent members of the Board.
Evaluating Financial Performance

➢
In determining appropriate levels of executive compensation for fiscal year 2019, the Committee considered the Company’s financial performance relative to the financial performance of the companies in our Peer Group, as well as performance against the Company’s competitors and strategic and operational objectives.

•	Employees classified as either NSE or OSP had their level of achievement determined by the extent to which the applicable business segment outperformed the Company’s AOP for that segment.

•	Employees classified as Corporate had their level of achievement determined by the extent to which the Company outperformed its AOP.
The Committee also considered the importance of retaining key employees who they considered critical to the Company’s plans to unlock stockholder value and transform the NSE and OSP businesses.
Assessing Individual Performance

➢	Our CEO periodically evaluates each NEO’s performance and updates the Committee of his assessment to ensure that compensation decisions are aligned with individual performance.
Our CEO bases these evaluations on:

•	his personal knowledge of each executive’s performance;

•	actual results against specific objectives; and

•	feedback provided by others within and outside of the Company.
In addition, the members of the Committee have periodic interactions with each NEO during the year that allow them to make independent assessments of the NEO’s performance. NEOs are not present for, nor do they participate in, Committee or Board discussions or approvals regarding their own compensation.

➢
Our CEO’s performance is reviewed periodically by the Committee and the independent members of the Board using performance criteria developed by the Committee and approved by the independent directors.

In evaluating our CEO’s performance, the Committee and independent members of the Board:

•	review the Company’s business, operational and financial performance against specific objectives; and

•	consider other factors that may be included in our CEO’s individual objectives as well as any feedback received from our CEO’s direct reports and other employees.
The Committee also engages in discussions with our CEO regarding his performance against objectives set by the Board.

➢	The Committee recommends all elements of compensation for our CEO to the independent members of the Board for review, consideration and approval.
Role of Compensation Consultant
To assist the Committee in its review of executive compensation, the Company’s Human Resources Department and the Committee’s external compensation consultant, Compensia, Inc. (“Compensia”), collect and analyze compensation data drawn from companies that the Committee selects as a “peer group” of technology companies, as well as a broader cut of competitive market data based on the Radford Global Technology Survey. The Committee also periodically seeks input from Compensia on a range of external market factors, including evolving compensation trends, the selection of appropriate peer group companies and market survey data.
In fiscal year 2019, the Committee assessed the independence of Compensia as required by SEC and Nasdaq rules and concluded that no conflict of interest exists that would prevent Compensia from serving as an independent consultant to the Committee.

Use of Peer Group Compensation Data
The companies comprising the peer group used by the Committee when making its executive compensation decisions for fiscal year 2019 were selected based upon industry comparability, annual revenue market capitalization and geography. In general, peer company annual revenues ranged from 0.5x – 2.0x the Company’s annual revenues and 0.3x to 3.0x the Company’s market capitalization.
The Committee, in consultation with Compensia, updates the peer group each year to reflect changed circumstances (e.g., mergers and sale transactions as well as changes in financial or business comparability) affecting the peer group companies. In that regard and as indicated below, consolidation resulted in changes to our peer group from fiscal year 2018 to fiscal year 2019. Four companies in our fiscal year 2018 peer group were removed: Gigamon, Ixia and NeuStar were removed because they were acquired, and Teledyne Technologies was removed because its revenue and market capitalization ranges exceed the levels set for benchmarking purposes. In their place, four companies were added to the peer group: Extreme Networks, II-VI, Mitel Networks and Oclaro.
The peer companies (the “Peer Group”) the Committee considered when setting executive compensation for fiscal year 2019 were:

3D Systems Corporation	II-VI	National Instruments	ViaSat
ADTRAN	Infinera	NETGEAR
Cirrus Logic	Integrated Device Technology	NetScout Systems
Coherent	Knowles	Oclaro
Commvault Systems	Lumentum Holdings	Plantronics
Extreme Networks	Microsemi	Teradyne
Finisar	Mitel Networks	Ubiquiti Networks
The Committee also considers the compensation data of other companies as reference peers, which are companies identified by management as key business or labor market comparators. The compensation data of these companies is used for informational purposes only and are not used in setting executive compensation levels because the financial profiles of these companies are outside the peer group development parameters.
The Committee uses an analysis of the competitive market data derived from the Peer Group prepared by Compensia and other relevant data to ensure that the compensation provided to our NEOs remains competitive. For fiscal year 2019, the Committee did not set targets for any individual element of executive compensation relative to the market data but did review proposed compensation levels against the market data to ensure that our compensation was competitive.
Tax and Accounting Considerations
Section 162(m)
Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”) places a limit of $1.0 million dollars on the amount of compensation that the Company may deduct as a business expense in any year with respect to certain of our most highly paid executive officers, with an exception for certain types of compensation payable under agreements that were in effect on November 2, 2017, including qualifying performance-based compensation. While the Committee considers the deductibility of compensation as one factor in determining executive compensation, the Committee retains the right to award compensation that is not deductible as it believes that it is in the best interest of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.
Accounting Treatment
The Committee follows Financial Accounting Standards Board, Accounting Standards Codification Topic 718 (or “ASC Topic 718”), for our stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, based on the grant date “fair value” of these awards. This calculation is performed for financial reporting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an employee or director is required to render service in exchange for the option or other award.
COMPENSATION COMMITTEE REPORT
The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, except to the extent that the Company specifically requests that the information be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act or the Exchange Act. The information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Keith Barnes (Chair)
Timothy Campos
Richard Belluzzo

SUMMARY COMPENSATION TABLE
The following table summarizes the total compensation of (a) our Chief Executive Officer, (b) Chief Financial Officer, and (c) three (3) additional executive officers who were our most highly compensated executive officers, who were serving as executive officers at the end of fiscal year 2019, as determined by the rules of the Securities and Exchange Commission, or SEC, and up to two additional individuals for whom disclosure would have been provided under (c) but for the fact that the individual was not serving as our executive officer at the end of the fiscal year 2019, except that no disclosure is provided for any named executive officer, other than our principal executive officer and principal financial officer, whose total compensation did not exceed $100,000 for the fiscal year 2019. As a group, we refer to these executive officers as our “named executive officers” or “NEOs,” and they are identified below in the summary compensation table.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Oleg Khaykin President and Chief Executive Officer	2019	800,000	—	5,081,397	—	1,056,681	4,000	6,942,078
	2018	750,000	—	4,064,900	—	135,000	4,000	4,953,900
	2017	750,000	—	941,873	—	—	123,000	1,814,873

Amar Maletira Executive Vice President and Chief Financial Officer	2019	500,000	—	2,067,567	—	452,093	4,000	3,023,660
	2018	425,000	180,000(5)	1,759,017	—	65,024	4,000	2,433,041
	2017	425,000	—	820,334	—	—	4,000	1,249,334

Paul McNab Executive Vice President and Chief Marketing & Strategy Officer	2019	435,000	—	738,500	—	303,254	—	1,476,754
	2018	435,000	—	567,900	—	97,984	—	1,100,884
	2017	435,000	—	533,217	—	—	—	968,217

Luke Scrivanich Senior Vice President and General Manager, Optical Security & Performance Products (OSP)	2019	372,000	—	738,500	—	442,680	4,000	1,557,180
	2018	372,000	—	567,900	—	—	4,000	943,900
	2017	372,000	—	492,200	—	243,474	4,000	1,111,674

Gary Staley Senior Vice President, Global Sales, Network Enablement and Service Enablement	2019	375,000	—	968,100	—	150,614	4,000	1,497,714
	2018	360,000	—	901,988	—	71,550	5,638	1,339,176
	2017	138,462	60,000(6)	303,948	—	—	—	502,410

(1)
Amounts shown do not reflect compensation actually received by the NEO. Instead, the amounts shown in this column represent the grant date fair values of RSUs issued pursuant to the Company’s 2003 Equity Incentive Plan and certain inducement grants, computed in accordance with FASB ASC Topic 718. The grant date fair value for MSUs is calculated based on a Monte-Carlo valuation of each award on the date of grant, determined under FASB ASC 718. Assuming the highest level of performance is achieved under the applicable performance conditions, the maximum possible value of the MSUs granted to each of the named executive officers in 2017, 2018 and 2019, using the grant date fair value, is set forth in the table below:

Name	Fiscal Year	Maximum Possible Value of MSUs Using Grant Date Fair Value	Maximum Possible Value of PSUs Using Grant Date Fair Value
Oleg Khaykin	2019	4,067,526	—
	2018	2,457,750	909,900
	2017	659,618	—
Amar Maletira	2019	1,379,350	—
	2018	1,015,870	454,950
	2017	574,500	—
Paul McNab	2019	591,150	—
	2018	442,395	—
	2017	373,425	—
Luke Scrivanich	2019	591,150	—
	2018	442,395	—
	2017	393,600	—
Gary Staley	2019	591,150	—
	2018	943,527	—
	2017	303,948	—
The assumptions used to calculate these amounts for fiscal 2019 are set forth under Note 16 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year 2019 filed with the SEC on August 27, 2019.

(2)
Amounts shown do not reflect compensation actually received by the NEO. Instead, the amounts shown in this column represent the grant date fair values of stock options issued pursuant to the Company’s 2003 Equity Incentive Plan and certain inducement grants, computed in accordance with FASB ASC Topic 718. The assumptions used to calculate these amounts for fiscal 2019 are set forth under Note 16 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year 2019 filed with the SEC on August 27, 2019.

(3)	All non-equity incentive plan compensation was paid pursuant to the Variable Pay Plan.

(4)	The amounts in the “All Other Compensation” column for fiscal 2019 include:

•	$4,000 401(k) matching contribution by the Company for each NEOs other than Mr. McNab.

(5)
The Compensation Committee awarded Mr. Maletira a one-time discretionary bonus in the amount of $180,000 in connection with his work on the AvComm and Wireless acquisition. Please see “Discretionary Bonuses” under the Compensation Discussion and Analysis on page 36 of this proxy statement.

(6)	Mr. Staley was awarded a $60,000 sign-on bonus when he joined the Company in February 2017.
The amounts in the salary, bonus, and non-equity incentive plan compensation columns of the Summary Compensation Table reflect actual amounts paid for the relevant years, while the amounts in the stock awards column reflect accounting values. The tables entitled “Outstanding Equity Awards at Fiscal Year-End Table” and “Option Exercises and Stock Vested Table” provide further information on the named executive officers’ potential realizable value and actual value realized with respect to their equity awards. The Summary Compensation Table should be read in conjunction with the Compensation Discussion and Analysis and the subsequent tables and narrative descriptions.
Employment Contracts, Termination of Employment and Change in Control Arrangements
Khaykin Agreement
On January 28, 2016, the Company entered into an Employment Agreement with Mr. Khaykin (the “Khaykin Agreement”) pursuant to which Mr. Khaykin’s starting base salary was set at $750,000. Mr. Khaykin was also eligible to participate in the Company’s Variable Pay Plan.
For a complete summary of the termination and change of control provisions of the Khaykin Agreement please see the section titled “Potential Payments Made Upon Termination or Change of Control” below.

Maletira Agreement
On August 6, 2015, the Company extended an offer letter to Mr. Maletira (the “Maletira Agreement”) pursuant to which Mr. Maletira’s starting base salary was set at $425,000 and was eligible to participate in the Company’s Variable Pay Plan with a target incentive opportunity of 85% of his base salary.
Change of Control Plan
A summary of the Change of Control Plan, which explains the termination benefits available to all of the NEOs except Mr. Khaykin can be found under the section titled “Potential Payments Made Upon Termination or Change of Control” below.
Executive Severance and Retention Plan
The Executive Severance and Retention Plan provides for severance and retention benefits to certain executives at the level of senior vice president and above as disclosed in the CD&A above.

GRANTS OF PLAN-BASED AWARDS TABLE
The following table provides information about equity and non-equity awards granted to the NEOs in fiscal year 2019:

	GRANTS OF PLAN BASED AWARDS
				Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock (#) (5)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Name	Grant Date	Approval Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Oleg Khaykin	8/28/18	8/23/18	MSUs				103,211(4)	206,421(4)	309,632(4)				2,711,684
	8/28/18	8/23/18	RSUs							206,421(5)			2,369,713
	N/A	N/A	Cash	0	960,000	1,344,000							N/A
			Incentive
Amar Maletira	8/28/18	8/23/18	MSUs				35,000(4)	70,000(4)	105,000(4)				919,567
	8/28/18	8/23/18	RSUs							100,000(5)			1,148,000
	N/A	N/A	Cash	0	425,000	595,000							N/A
			Incentive
Paul McNab	8/28/18	8/22/18	MSUs				15,000(4)	30,000(4)	45,000(4)				394,100
	8/28/18	8/22/17	RSUs							30,000(5)			344,400
	N/A	N/A	Cash	0	369,750	517,650							N/A
			Incentive
Luke Scrinavich	8/28/18	8/22/18	MSUs				15,000(4)	30,000(4)	45,000(4)				394,100
	8/28/18	8/22/17	RSUs							30,000(5)			344,400
	N/A	N/A	Cash	0	316,200	442,680							N/A
			Incentive
Gary Staley	8/28/18	8/22/18	MSUs				15,000(4)	30,000(4)	45,000(4)				394,100
	8/28/18	8/22/17	RSUs							50,000(5)			574,000
	N/A	N/A	Cash	0	281,250	393,750							N/A
			Incentive

(1)
These columns show the potential cash value range of the payout for each NEO under the Company’s Variable Pay Plan (“VPP”), as described in the Compensation Discussion and Analysis above. The potential payouts are performance-driven and therefore completely at risk. The amounts actually earned by each NEO in fiscal year 2019 are summarized in the Summary Compensation Table above.

(2)
These columns show the estimated share vesting range for each NEO under the Company's RSU awards with market conditions, which we refer to as market stock units (“MSUs”), at the 50%, 100% and 150% achievement level. As described in the Compensation Discussion and Analysis above, MSU payout percentages can fall between 0 and 150% of target shares. The potential payouts are performance-driven and therefore completely at risk. The MSUs actually earned by each NEO in fiscal year 2019 are summarized in the Summary Compensation Table above.

(3)
Except as otherwise noted, the amounts shown in this column are the grant date fair values in the period presented as determined pursuant to stock-based compensation accounting rule FASB ASC Topic 718. The assumptions used to calculate these amounts are set forth under Note 16 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year 2019 filed with the SEC on August 27, 2019. The Nasdaq closing price of our Common Stock was $11.48 on August 28, 2018.

(4)
These MSUs are performance-based RSUs which will vest in three annual tranches based upon the Company’s total stockholder return (“TSR”) relative to the performance of the component companies of the Nasdaq Telecommunications Index over the three-year period. Details of the terms and conditions under which the MSUs will vest begin on page 37 of this proxy statement.

(5)
These grants are time-based RSUs that vest 1/3 of the shares on the first anniversary of the grant date and the remainder of the shares in equal quarterly installments for two years thereafter, subject to the NEO’s continuous service through each applicable vesting date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS					STOCK AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)

Oleg Khaykin	2/15/16	885,193(2)	295,064(2)	5.95	2/15/24
	2/15/16					86,660(3)	1,151,711
	8/17/16					4,808(4)	63,898
	8/28/17					62,813(4)	834,785
	8/28/18					206,421(4)	2,743,335
	2/15/16							28,886(5)	383,895
	8/17/16							19,136(6)	254,317
	8/28/17							100,000(6)	1,329,000
	8/28/17							45,000(7)	598,050
	8/28/18							206,421(6)	2,743,335
Amar Maletira	9/15/15					47,728(3)	634,305
	8/17/16					4,188(4)	55,659
	8/28/17					25,963(4)	345,048
	8/28/18					70,000(4)	930,300
	8/28/18					30,000(8)	398,700
	9/15/15							47,728(5)	634,305
	8/17/16							16,667(6)	221,504
	8/28/17							41,334(6)	549,329
	8/28/17							22,500(7)	299,025
	8/28/18							70,000(6)	930,300
Paul McNab	8/17/16					2,722(4)	36,175
	8/28/17					11,307(4)	150,270
	8/28/18					30,000(4)	398,700
	8/17/16							10,834(6)	143,984
	8/28/17							18,000(6)	239,220
	8/28/18							30,000(6)	398,700
Luke Scrivanich	8/17/16					2,513(4)	33,398
	8/28/17					11,307(4)	150,270
	8/28/18					30,000(4)	398,700
	8/17/16							10,000(6)	132,900
	8/28/17							18,000(6)	239,200
	8/28/18							30,000(6)	398,700
Gary Staley	2/15/17					14,124(3)	187,708
	8/28/17					11,307(4)	150,270
	8/28/18					30,000(4)	398,700
	8/28/18					20,000(8)	265,800
	8/28/17							18,000(6)	239,220
	8/28/17							22,233(5)	295,477
	8/28/18							30,000(6)	398,700

(1)
Amounts reflecting market value of RSUs, MSUs and PSUs are based on the price of $13.29 per share, which was the closing price of our common stock as reported on Nasdaq on June 29, 2019, the last trading day of FY19.

(2)	Time-based stock option with ¼ of the shares vesting on each of the first four anniversaries of the hire date, subject to the NEO’s continuous service through each applicable vesting date.

(3)	Time-based RSUs with ¼ of the units vesting on each of the first four anniversaries of the hire date, subject to the NEO’s continuous service through each applicable vesting date.

(4)
Time-based RSUs with 1/3 of the units vesting on the first anniversary of the grant date and the remainder vesting in equal quarterly installments for two years thereafter, subject to the NEO’s continuous service through each applicable vesting date.

(5)
MSUs that vest in four annual tranches based upon the Company’s total stockholder return (“TSR”) relative to the performance of the component companies of the Nasdaq Telecommunications Index over the four-year period, subject to the NEO’s continuous service through each applicable vesting date. The actual number of shares that vest range from 0% to 150% of the target amount for each vesting tranche. The number of MSUs disclosed in the table above reflects vesting at 100% of the target amount.

(6)
MSUs that vest in three annual tranches based upon the Company’s TSR relative to the performance of the component companies of the Nasdaq Telecommunications Index over the three-year period, subject to the NEO’s continuous service through each applicable vesting date. The actual number of shares that vest range from 0% to 150% of the target amount for each vesting tranche. The number of MSUs disclosed in the table above reflects vesting at 100% of the target amount.

(7)
PSUs that vest upon achievement of a NSE operating income margin rate target for two consecutive fiscal quarters within the period commencing on the first day of the second quarter of fiscal year 2018 and ending on the last day of the third quarter of fiscal year 2019.

(8)	Time-based RSUs with ½ of the units vesting on the first anniversary of the grant date and ¼ of the units vesting on the second and third anniversaries of the grant date.

OPTION EXERCISES AND STOCK VESTED TABLE
The following Option Exercises and Stock Vested Table provides additional information about the value realized by the NEOs due to the vesting of RSUs during fiscal year 2019. No stock options were exercised in fiscal year 2019.

OPTION EXERCISES AND STOCK VESTED
	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)

Oleg Khaykin	—	—	193,079	2,185,629
Amar Maletira	—	—	100,514	1,150,072
Paul McNab	—	—	30,141	347,879
Luke Scrivanich	—	—	29,512	340,414
Gary Staley	—	—	22,755	272,177

(1)
Represents the amounts realized based on the product of (a) the number of RSUs vested and (b) the closing price of our Common Stock on Nasdaq on the vesting day (or, if the vesting day falls on a day on which our stock is not traded, the prior trading day).

Potential Payments Made Upon Termination or Change of Control
The descriptions and table below reflect the amount of compensation to be paid to each of the NEOs in the event of termination of such executive’s employment. The figures shown below assume that such termination was effective as of June 29, 2019 (and therefore use the closing price of our Common Stock on Nasdaq as of June 29, 2019 for all equity-based calculations), and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts that would be paid for the other NEOs can only be determined at the time of such executive’s separation from the Company.
Change of Control Plan
The Company’s Change of Control Plan, which covers all currently employed NEOs except Mr. Khaykin, provides the following benefits if a termination is without Cause or is for Good Reason (each as defined in the Change of Control Plan) within the 12-month period beginning upon a Change of Control (as defined in the Change of Control plan), subject to the execution of a general release of claims: (a) accelerated vesting of any unvested stock options and other securities or similar incentives held at the time of termination (including accelerated vesting of any performance-based awards at 100% of the target achievement level), (b) a lump sum payment equal to either eighteen months or two years’ base salary (depending on the executive level), and (c) a cash payment equal to 12 months of COBRA premiums for the NEO and his or her eligible dependents. The same benefits are payable if the NEO is terminated due to death or Disability (as defined in the Change in Control Plan) during the coverage period. The Change of Control Plan is scheduled to expire, if not otherwise extended, in June 2020.
Executive Severance and Retention Plan
The Executive Severance and Retention Plan provides for severance and retention benefits to certain executives at the level of senior vice president and above as disclosed in the CD&A above.
Khaykin Agreement
Pursuant to the terms of the Khaykin Agreement, if the Company terminates Mr. Khaykin’s employment without Cause or he terminates his employment for Good Reason (each, as defined in the Khaykin Agreement, an “Involuntary Termination”), in addition to any accrued payments to which he is entitled, and provided that he signs a separation agreement and release of claims, Mr. Khaykin will receive the following severance benefits:
If an Involuntary Termination occurs within three months prior to, or one year after a Change of Control (as defined in the Employment Agreement), Mr. Khaykin will receive:

•	If the termination date occurs after the second anniversary of his hire date, a lump sum payment equal to 150% of his annual base salary plus 225% of his target annual bonus.

•	Immediate vesting of all equity awards, with performance awards treated as earned at the greater of the target amount or the actual achievement attained as of the termination date.

If an Involuntary Termination occurs during a time that is not within three months before or one year after a Change of Control, or is a termination upon death or Disability (as defined in the Khaykin Agreement), Mr. Khaykin will receive:

•
A prorated portion of the Annual Bonus for the fiscal year in which the termination date occurs, which will be determined at the end of the Company’s fiscal year based on the Company’s actual performance.

•	An additional amount equal to the sum of (i) 150% of Mr. Khaykin’s base salary at the time of termination and (ii) 150% of his target annual bonus.

•	Immediate vesting of all equity awards to the extent that they would have otherwise vested within 18 months of the termination date, with performance awards treated as earned at the target amount.
Whether or not an Involuntary Termination occurs within one year after a Change of Control, Mr. Khaykin will also be reimbursed for 18 months the amount equal to the difference between the monthly cost of his COBRA health and dental benefits and the amount he would have been required to contribute for health and dental coverage if he remained an active employee of the Company.
The Khaykin Agreement contains a “better after-tax” provision, which provides that if any of the payments to Mr. Khaykin constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to Mr. Khaykin, whichever results in him receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code.
Maletira Agreement
Pursuant to the terms of the Maletira Agreement, if Mr. Maletira’s employment is terminated other than for Cause (as defined in the Maletira Agreement), provided that he signs a separation agreement and release of claims, he will receive a severance payment equal to 18-months base salary.
Potential Payments Upon Termination or Change in Control

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Name	Benefit	Within 12 Months After a Change in Control(2)	Termination Not in Connection with a Change in Control

Oleg Khaykin (1)	Salary	3,360,000	2,640,000
	Securities	14,023,728	12,420,010
	COBRA	33,213	33,213
Amar Maletira	Salary	1,000,000	750,000
	Securities	4,998,475	0
	COBRA	22,426	0
Paul McNab	Salary	870,000	652,500
	Securities	1,367,049	0
	COBRA	23,596	0
Luke Scrivanich	Salary	744,000	558,000
	Securities	1,353,188	0
	COBRA	14,653	0
Gary Staley	Salary	562,000	375,000
	Securities	1,935,875	0
	COBRA	23,596	0

(1)
Benefits for Mr. Khaykin are also payable if he is terminated within three months prior to a Change of Control and include (a) a lump sum payment equal to 150% of his base salary plus 225% of his annual target bonus, (b) accelerated vesting of any unvested stock options and other securities held at the time of termination (including accelerated vesting of any performance-based awards at the greater of 100% of the target achievement level or the actual achievement level, if measurable as of the termination date) and (c) reimbursement of COBRA premiums for a period of up to 18 months.

(2)	These amounts do not reflect the impact of any “better after-tax” provision.

CEO Pay Ratio
Under rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to calculate and disclose the total compensation paid to our median employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to Oleg Khaykin, our CEO. The following paragraphs describe our methodology and the resulting CEO Pay Ratio.
For fiscal 2019, our last completed fiscal year:

•	the annual total compensation of the employee identified at median of our company (other than our CEO), was $77,112; and

•	the annual total compensation of our CEO was $6,942,078.
Based on this information, for fiscal 2019, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees (other than our CEO) was estimated to be approximately 90 to 1.
The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.
To identify the median of the annual total compensation of all our employees and the annual total compensation of the median employee, the methodology and the material assumptions, adjustments and estimates that we used were as follows:

•	We selected April 1, 2019, which is within the last three months of fiscal year 2019, as the date we would use to identify the “median employee.”

•	As permitted by SEC rules, we excluded a total of 150 employees located in the following international jurisdictions representing in the aggregate less than 5% of our employee population as a whole:

Countries Excluded (<5% of Global Population)	150

Australia	7
Austria	2
Brazil	30
Denmark	1
Finland	7
Hong Kong	4
Ireland	24
Italy	5
Japan	22
Malaysia	1
Netherlands	1
Norway	1
Poland	1
Russian Federation	7
Spain	16
Sweden	9
Switzerland	1
Taiwan	6
United Arab Emirates	5
Our employee population, prior to taking into consideration these exclusions, consisted of approximately 3,599 individuals. Our employee population, after taking into consideration these exclusions, consisted of approximately 3,449 individuals.

•
To identify the “median employee” from our employee population, we selected total taxable compensation as the most appropriate measure of compensation. In order to identify the median employee, the total annual taxable compensation of all employees globally, including those employed on a full-time, part-time, seasonal or temporary basis (other than those excluded as described above), was collected for the 12-month period ending March 31, 2019, and then converted into U.S.

dollars using the applicable exchange rates in effect on that date and annualized for those permanent employees who were not employed for the entire measurement period. The total taxable compensation was determined from information derived from tax and/or payroll records. Using this methodology, it was determined that the median employee was a non-exempt, full-time employee located in Germany.

•
With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s annual total compensation for fiscal 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $77,112. We calculated the median employee’s actual salary for the twelve-month period ended June 29, 2019. In addition, the median employee’s total compensation for fiscal 2019 includes a bonus that was paid in fiscal 2019 and company matching contributions to the employee’s retirement plan during the fiscal year.

•	With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column for 2019 in our Summary Compensation Table included in this Proxy Statement.

EQUITY COMPENSATION PLANS
The following table sets forth information about shares of the Company’s Common Stock that may be issued under the Company’s equity compensation plans, including compensation plans that were approved by the Company’s stockholders as well as compensation plans that were not approved by the Company’s stockholders. Information in the table is as of June 29, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	6,579,029(1)	n/a	14,220,832(2)

Equity compensation plans not approved by security holders	1,295,803(3)	$5.95	310,232

Total/Weighted Ave./Total	7,874,832	$5.95	14,531,064

(1)
Represents shares of the Company’s Common Stock issuable upon the exercise of options and vesting and settlement of RSUs outstanding under the Company’s Amended and Restated 2003 Equity Incentive Plan and excludes purchase rights under the Amended and Restated 1998 Employee Stock Purchase Plan. Excluding outstanding RSUs, which have no exercise price, as of June 29, 2019, there were no options to purchase shares under the Company’s Amended and Restated 2003 Equity Incentive Plan.

(2)
Represents shares of the Company’s Common Stock authorized for future issuance under the following equity compensation plans: Amended and Restated 2003 Equity Incentive Plan (under which 10,566,972 shares remain available for grant) and the Amended and Restated 1998 Employee Stock Purchase Plan (under which 3,653,860 shares remain available for grant), including shares subject to purchase during the current purchase period, which commenced on August 1, 2019 (the exact number of which will not be known until the purchase date on January 31, 2019). Subject to the number of shares remaining in the share reserve, the maximum number of shares purchasable by the participant pursuant to any one outstanding purchase right shall not exceed 4,000 shares.

(3)
Represents shares of the Company’s Common Stock issuable upon the exercise of options and vesting and settlement of RSUs that were granted to Oleg Khaykin on February 15, 2016 as an inducement for Mr. Khaykin to join the Company. Excluding outstanding RSUs, which have no exercise price, as of June 29, 2019, there were options to purchase 1,180,257 shares outstanding at a weighted average exercise price of $5.95.

The following are descriptions of the material features of the Company’s equity compensation plans that were not approved by the Company’s stockholders:
Inducement Awards
On February 19, 2016, in connection with his appointment as CEO, Mr. Khaykin was granted compensatory options and RSUs, which were not made pursuant to any stockholder-approved equity plan, as an inducement for Mr. Khaykin to join the Company. Mr. Khaykin received:

•
Options to purchase 1,180,257 shares of Common Stock with an exercise price of $5.95 per share, which will vest in equal amounts on each of his next four employment commencement anniversaries and have a term of eight years;

•	RSUs covering 346,638 shares of Common Stock, vesting in equal amounts on each of Mr. Khaykin’s next four employment commencement anniversaries;

•
MSUs covering a target of 115,546 shares of Common Stock, which vest over the periods described in the Company’s Current Report on Form 8-K filed with the SEC on August 18, 2015, including Exhibit 10.1 thereto, except that the “Base Measurement Period” will be the period of 45 calendar days commencing on January 29, 2016 and ending on March 13, 2016; and

•
RSUs covering 100,000 shares of Common Stock, which vest as to 66.6% on the first anniversary of Mr. Khaykin’s employment commencement date and 16.7% after each of the first two periods of three months thereafter.

AUDIT COMMITTEE REPORT
The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, except to the extent that the Company specifically requests that the information be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act or the Exchange Act. The information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.
The Audit Committee of the Board of Directors is responsible for assisting the full Board in fulfilling its oversight responsibilities relative to the Company’s financial statements, financial reporting practices, systems of internal accounting and financial control, the internal audit function, annual independent audits of the Company’s financial statements, and such legal and ethics programs as may be established from time to time by the Board. The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and may retain external consultants at its sole discretion. The Audit Committee is composed solely of non-employee directors, as such term is defined in Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, all of whom satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act of 2002, rules applicable to Nasdaq-listed issuers, and any other regulatory requirements. All members of the Committee are required to have a working knowledge of basic finance and accounting, and at all times at least one member of the Committee qualifies as a “financial expert” as defined by the Sarbanes-Oxley Act of 2002.
Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee has the general oversight responsibility with respect to the Company’s financial reporting and reviews the scope of the independent audits, the results of the audits, including critical audit matters (CAMs), and other non-audit services provided by the Company’s independent registered public accounting firm.
The following is the Report of the Audit Committee with respect to the Company’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 29, 2019, which includes the consolidated balance sheets of the Company as of June 29, 2019 and June 30, 2018, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended June 29, 2019, and the notes thereto.
Review with Management
The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.
Review and Discussions with Independent Registered Public Accounting Firm
The Audit Committee has discussed with PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), the Company’s independent registered public accounting firm, the matters required to be discussed by standards promulgated by the American Institute of Certified Public Accountants (“AICPA”) and Public Company Accounting Oversight Board (the “PCAOB”), including PCAOB Auditing Standard No. 1301 “Communications with Audit Committees,” which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements, and both with and without management present, discussed and reviewed the results of PricewaterhouseCoopers’ examination of the financial statements.
The Audit Committee has received the written disclosures letter from PricewaterhouseCoopers required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers the independent public accountant’s independence.
During the course of fiscal year 2019, management engaged in documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and PricewaterhouseCoopers at Audit Committee meetings. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation for fiscal year 2020.

Conclusion
Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2019.

AUDIT COMMITTEE

Donald Colvin, Chair Keith Barnes Masood A. Jabbar

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange requires the Company’s directors, executive officers and any persons who directly or indirectly hold more than 10 percent of the Company’s Common Stock (“Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on its review of the copies of such forms received and written representations from certain Reporting Persons that no such forms were required, the Company believes that during fiscal year 2019 all Reporting Persons complied with the applicable filing requirements on a timely basis, with the exception of Mr. Khaykin, for whom the vesting of MSUs and RSUs on February 3, 2019 was inadvertently not timely reported due to administrative error.

ANNUAL REPORT ON FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS
THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON SOLICITED A COPY OF THE FISCAL YEAR 2019 ANNUAL REPORT, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH UPON WRITTEN REQUEST TO THE SECRETARY, SENT TO:
VIAVI SOLUTIONS INC.
6001 AMERICA CENTER DRIVE
6 TH FLOOR, SAN JOSE, CALIFORNIA 95002
By Order of the Board of Directors,
Oleg Khaykin
President and Chief Executive Officer
San Jose, California
October 2, 2019

APPENDIX A – Amended and Restated 2003 Equity Incentive Plan
VIAVI SOLUTIONS INC.
2003 EQUITY INCENTIVE PLAN
(Restated effective as of November 13, 2019)
1.Establishment and Purpose of the Plan. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company by offering them an opportunity to participate in the Company’s future performance. The Plan was initially established as the JDS Uniphase Corporation 2003 Equity Incentive Plan effective as of November 6, 2003 and has subsequently been amended a number of times. In connection with the spin-off of Lumentum Holdings, Inc. from the Company on August 1, 2015, and the related renaming of JDS Uniphase Corporation as Viavi Solutions Inc., the Plan was amended and restated in its entirety as the Viavi Solutions Inc. 2003 Equity Incentive Plan and certain adjustments were made to the number of Shares reserved for issuance under the Plan and subject to outstanding Awards granted under the Plan. Effective November 15, 2017, the Plan was amended and restated to among other things: (i) increase the number of Shares reserved under the Plan; (ii) set a limit on the total value of equity and cash compensation that may be paid to each Non-Employee Director during each fiscal year; (iii) provide that Awards granted under the Plan after the Restatement Effective Date will have a minimum one-year vesting period from the date of grant, subject to certain limited exceptions; and (iv) provide that any dividends or Dividend Equivalent Rights credited with respect to an Award will be paid or distributed only if, when and to the extent the Shares underlying the Award vest. Effective November 13, 2019 (the “Restatement Effective Date”), the Plan was further amended and restated to (i) increase the number of Shares reserved under the Plan; and (ii) to establish a new termination date for the Plan.
2.Definitions. As used herein, the following definitions shall apply:
(a)“Administrator” means the Board or any of the Committees appointed to administer the Plan.
(b)“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.
(c)“Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.
(d)“Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.
(e)“Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Performance Share, or other right or benefit under the Plan.
(f)“Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.
(g)“Board” means the Board of Directors of the Company.
(h)“Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Active Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct, material violation of any applicable Company or Related Entity policy, or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

(i)“Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:
(i)the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or
(ii)a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.
(j)“Code” means the Internal Revenue Code of 1986, as amended.
(k)“Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.
(l)“Common Stock” means the common stock of the Company.
(m)“Company” means Viavi Solutions Inc., a Delaware corporation, formerly known as JDS Uniphase Corporation.
(n)“Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.
(o)“Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.
(p)“Continuous Active Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Active Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. Continuous Active Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.
(q)“Corporate Transaction” means any of the following transactions:
(i)a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;
(ii)the sale, transfer or other disposition of all or substantially all of the assets of the Company;
(iii)the complete liquidation or dissolution of the Company;
(iv)any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or
(v)acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.
(r)“Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.
(s)“Director” means a member of the Board or the board of directors of any Related Entity.
(t)“Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.
(u)“Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.
(v)“Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.
(w)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(x)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.
(y)“Full Value Award” means the grant of Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares under the Plan with a per share or unit purchase price lower than 100% of Fair Market Value on the date of grant.
(z)“Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.
(aa)    “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.
(bb)     “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
(cc)    “Non-Employee Director” means a Director who is not an Employee.
(dd)    “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
(ee)    “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(ff)    “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.
(gg)    “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.
(hh)    “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.
(ii)    “Performance Shares” means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.
(jj)    “Performance Units” means an Award which may be earned in whole or in part based upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.
(kk)    “Plan” means this 2003 Equity Incentive Plan.
(ll)    Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.
(mm)    “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.
(nn)    “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.
(oo)    “Restricted Stock Unit” means a grant of a right to receive in cash or stock, as established by the Administrator, the market value of one Share.
(pp)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.
(qq)    “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.
(rr)    “Share” means a share of the Common Stock.
(ss)    “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.
3.Stock Subject to the Plan.
(a)Effective as of the Restatement Effective Date, subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) shall be equal to the sum of (i) the number of Shares that were available for the future grant of Awards as of the Restatement Effective, (ii) 10,500,000 new Shares, (iii) the number of Shares subject to Awards outstanding under the Plan as of the Restatement Effective Date, and (iv) the number of Shares subject to outstanding stock awards granted under the Company’s 2005 Acquisition Equity Incentive Plan (“Acquisition Plan”) that on or after Restatement Date would have otherwise been available for reissuance under the Acquisition Plan. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.
(b)Any Shares subject to Awards will be counted against the numerical limits of this Section 3 as one Share for every one Share subject thereto. To the extent that a Share that was subject to an Award that counted as 1.5 Shares against the Plan reserve prior to the Restatement Date is recycled back into the Plan under the next paragraph of this Section 3, the Plan will be credited with 1.5 Shares.
(c)Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. With respect to Options and SARs, the gross number of Shares subject to the Award will cease to be available under the Plan (whether or not the Award is net settled for a lesser number of Shares, or if Shares are utilized to exercise such an Award). In addition, if Shares are withheld to pay any withholding taxes applicable to an Award, then the gross number of Shares subject to such Award will cease to be available under the Plan.
4.Administration of the Plan.
(a)Plan Administrator.
(i)Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.
(ii)Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.
(iii)Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.
(iv)Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.
(b)Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:
(i)to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;
(ii)to determine whether and to what extent Awards are granted hereunder;
(iii)to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;
(iv)to approve forms of Award Agreements for use under the Plan;
(v)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;
(vi)to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, (B) the reduction of the exercise price of any Option or SAR awarded under the Plan shall be subject to stockholder approval and (C) canceling or “buying-out” an Option or SAR at a time when its exercise price exceeds the Fair Market Value of the underlying Shares, in exchange for cash, another Option, SAR, Restricted Stock, Restricted Stock Unit, or other Award shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction;
(vii)to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;
(viii)to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and
(ix)to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(c)Minimum Vesting Requirements. Notwithstanding any provision of the Plan to the contrary, all Awards granted under the Plan after the Restatement Effective Date shall have a minimum vesting period of one-year measured from the date of grant; provided, however, that up to 5% of the Shares available for future distribution under this Plan as of the Restatement Effective Date may be granted without such minimum vesting requirement. Nothing in this Section 4(c) shall limit the Company's ability to grant Awards that contain rights to accelerated vesting on a termination of employment or service (or to otherwise accelerate vesting), or limit any rights to accelerated vesting in connection with a Corporate Transaction.
(d)Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to handle and defend the same.
5.Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.
6.Terms and Conditions of Awards.
(a)Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such Awards include, without limitation, Options, SARs, Restricted Stock, Restricted Stock Units, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.
(b)Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.
(c)Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added, (xvii) market share, (xviii) personal management objectives, and (xix) other measures of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement. The Administrator may provide at the time of grant for the adjustment of the performance criteria applicable to Performance-Based Compensation to include or exclude any objectively determinable components of such performance criteria.
(d)Dividends and Dividend Equivalent Rights. The Administrator in its sole discretion may credit to each holder of an Award, in the form of Dividend Equivalent Rights or otherwise, an amount equal to the value of all dividends and other distributions (whether in cash, Shares or other property) paid or distributed by the Company on the equivalent number of Shares; provided, however, that such holder will not be paid any dividends or other distributions (or any related earnings or interest on such dividends or distributions, if the Administrator in its sole discretion provides for such payments) unless and until the underlying Award vests. The value of dividends or other distributions (or any related earnings or interest, if applicable) payable with respect to Awards that do not vest shall be forfeited.

(e)Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.
(f)Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.
(g)Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.
(h)Individual Limitations on Awards. The maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company shall be 1,790,200 Shares. In connection with a Grantee’s (i) commencement of Continuous Active Service or (ii) first promotion in any fiscal year of the Company prior to the Restatement Effective Date, a Grantee may be granted Awards for up to an additional 1,790,200 Shares which shall not count against the limit set forth in the preceding sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Awards are canceled, the canceled Awards shall continue to count against the maximum number of Shares with respect to which Awards may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR. If the vesting or receipt of Shares under the Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to the Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).
(i)Limitations on Awards to Non-Employee Directors. Notwithstanding any other provision of the Plan to the contrary, the maximum value of Awards granted under the Plan during a fiscal year of the Company to a Non-Employee Director for services on the Board, taken together with any cash fees paid by the Company to such Non-Employee Director during such fiscal year for services on the Board, shall not exceed $1,000,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards under applicable financial accounting standards), including for this purpose the value of any Awards that are received in lieu of payment of all or a portion of his or her regular annual retainer or other similar cash based payments. For the avoidance of doubt, neither Awards granted or compensation paid to a Non-Employee Director for services as an Employee or Consultant nor any amounts paid to a Non-Employee Director as a reimbursement of an expense shall count against the foregoing limitation.
(j)Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.
(k)Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Award shall be no more than eight (8) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.
(l)Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable by will and by the laws of descent and distribution, and during the lifetime of the Grantee, by gift or pursuant to a domestic relations order to members of the Grantee’s Immediate Family to the extent and in the manner determined by the Administrator. Notwithstanding the foregoing, the Grantee may designate a beneficiary of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(m)Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such later date as is determined by the Administrator.
7.Award Exercise or Purchase Price, Consideration and Taxes.
(a)Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:
(i)In the case of an Incentive Stock Option:
(A)granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or
(B)granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(ii)In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(iii)In the case of a SAR, the base amount on which the stock appreciation is calculated shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(iv)In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(v)In the case of other Awards, such price as is determined by the Administrator.
(vi)Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d) above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.
(b)Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:
(i)cash;
(ii)check;
(iii)surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised, provided, however, that Shares acquired under the Plan or any other equity compensation plan or agreement of the Company must have been held by the Grantee for a period of more than six (6) months;
(iv)with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or
(v)any combination of the foregoing methods of payment.
(c)Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.
8.Exercise of Award.

(a)Procedure for Exercise; Rights as a Stockholder.
(i)Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.
(ii)An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).
(b)Exercise of Award Following Termination of Continuous Active Service.
(i)An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Active Service only to the extent provided in the Award Agreement.
(ii)Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Active Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.
(iii)Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Active Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.
9.Conditions Upon Issuance of Shares.
(a)Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
(b)As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.
10.Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and the Administrator’s determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.
11.Corporate Transactions.
(a)Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.
(b)Acceleration of Award Upon Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction, for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the Shares at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction.

(c)Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the excess Options shall be treated as Non-Qualified Stock Options.
12.Effective Date and Term of Plan. The Plan originally became effective upon its approval by the stockholders of the Company. The Plan, as amended and restated, shall become effective upon its approval by the stockholders of the Company. It shall continue in effect until November 13, 2029 unless sooner terminated. Subject to Applicable Laws, Awards may be granted under the Plan upon its becoming effective.
13.Amendment, Suspension or Termination of the Plan.
(a)The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would change any of the provisions of Section 4(b)(vi) or this Section 13(a). Notwithstanding any other provision of the Plan to the contrary, the Board may, in its sole and absolute discretion and without the consent of any participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code.
(b)No Award may be granted during any suspension of the Plan or after termination of the Plan.
(c)No suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall adversely affect any rights under Awards already granted to a Grantee.
14.Reservation of Shares.
(a)The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
(b)The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
15.No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Active Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Active Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Active Service has been terminated for Cause for the purposes of this Plan.
16.No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.
17.Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.